LOAN AGREEMENT


     This LOAN AGREEMENT is dated as of July 15, 1999, and agreed to by and among ELAMEX, S.A. DE C.V. ("Borrower"), a corporation duly organized and existing under the laws of the United Mexican States ("Mexico"), THE OTHER CREDIT PARTIES SIGNATORY HERETO, GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GE Capital"), COMERICA BANK ("Comerica") (GE Capital and Comerica each hereinafter referred to as a "Lender" and collectively as the "Lenders"), GE Capital as agent (in such capacity, "Agent") and Comerica as collateral agent (in such capacity, the "Collateral Agent").


RECITALS

1. The purpose of this Agreement is to provide to Borrower a term loan (the "Loan") in the principal amount of U.S.$20,000,000.

2. Borrower desires to obtain the Loan and other financial accommodations from Lenders, and Lenders are willing to provide the Loan and accommodations all in accordance with the terms of this Agreement.

3. Capitalized terms used herein shall have the meanings assigned to them in Schedule A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Schedule A shall govern. All Schedules, Disclosure Schedules, Supplemental Disclosure Schedules, Attachments and Exhibits (collectively, "Appendices") hereto, or expressly identified in this Agreement, are incorporated herein by reference, and taken together, constitute but a single agreement. Unless otherwise expressly set forth herein, or in a written amendment referring to such Appendices, all Appendices referred to herein shall mean the Appendices as in effect on the Funding Date. These Recitals shall be construed as part of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. AMOUNT AND TERMS OF CREDIT

1.1 Loan. Subject to the terms and conditions of this Agreement, the Lenders agree to make the Loan to Borrower on the Funding Date in the original principal amount of TWENTY MILLION DOLLARS (U.S.$20,000,000), to be made by each Lender in the principal amount of its Commitment. The Loan shall be evidenced by, and be repayable in accordance with the terms of, a Note delivered to each Lender in the principal amount of such Lender's Commitment.

1.2 Term and Prepayment.

     (1) Upon the "Maturity Date," Borrower shall pay to the Lenders in full, in immediately available funds in Dollars, all principal and earned or accrued but


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unpaid interest on the Loan and all other  non-contingent  Obligations due to or incurred by Agent, the Collateral Agent or the Lenders. For purposes of this Agreement, the "Maturity Date" means the earliest of (i) February 1, 2000 (the "Initial Maturity Date"); provided that so long as no Default or Event of Default has occurred and is continuing, if (X) the Borrower so requests in writing not less than forty-five (45) days prior to February 1, 2000, (Y) pay to each Lender in immediately available funds the Renewal Fee, and (Z) delivers to Agent copies of the most recent unaudited financial statements of all Credit Parties (other than Borrower and Precision), then the maturity date shall be extended to August 1, 2000 (subject to clauses (ii) and (iii) below); (ii) the date the Obligations are declared to be due and payable pursuant to Section 7.2; and (iii) the date of prepayment in full by Borrower of the Obligations in accordance with the provisions of this Section 1.2; provided, however that to the extent any Renewal Fee is paid pursuant to this Agreement, each Lender shall credit Borrower for such payment in the form of a reduction in any closing fees due such Lender under the contemplated Take-Out Financing.

     (2) Prior to repayment of all Obligations to the Lenders in full, in cash on the Maturity Date, Borrower shall have the right, at any time upon thirty
(30) days prior written notice to Agent to prepay all of the Loan; provided, however, that any such prepayment shall be (i) a prepayment in whole equal to the outstanding unpaid principal amount of the Loan together with all accrued but unpaid interest, and (ii) subject to the payment of breakfunding losses (if any) as set forth in Section 1.13, and all other non-contingent Obligations due to or incurred by Agent, the Collateral Agent or any Lender.

1.3 Use of Proceeds. Borrower shall use the proceeds of the Loan to finance the Acquisition and expenditures related thereto.

1.4 Single Loan. The Loan and all of the other Obligations of Borrower to Agent and the Lenders shall constitute one general obligation of Borrower secured by all of the Collateral.

1.5 Interest.

     (1) Borrower shall pay interest to the Lenders on the aggregate outstanding balance of the Loan at a floating rate equal to (i) LIBOR plus three percent (3.00%) per annum from and including the Funding Date to and including the Initial Maturity Date; and (ii) LIBOR plus three and 50/100 percent (3.50%) from the Initial Maturity Date through and including August 1, 2000 (in each case, the "Term Loan Rate").

     (2) Interest shall be payable on the outstanding balance of the Loan in arrears on each Interest Payment Date, the Maturity Date and, if any amounts hereunder remain outstanding, upon demand of Agent.

     (3) All computations of interest shall be made by the Lenders on the basis of a three hundred sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable.

     (4) Effective upon the occurrence of any Default and for so long as any Default shall be continuing, the Term Loan Rate shall, upon notice by Agent to Borrower, be increased by three percentage points (3.0%) per annum (the "Default Rate"), and all outstanding Obligations, including unpaid interest shall continue to accrue interest from the date of such Default at the Default Rate applicable to such Obligations; provided, however, that the Default Rate shall not accrue for the first fifteen (15) days following a breach of Sections 3.12 and 3.20(b).


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     (5) In no event will the Lenders charge interest at a rate that exceeds the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Amounts paid or to be collected by any Lender in excess of interest calculated at the highest rate permitted by law will be applied by such Lender as provided for in Section 1.9.

     (6) Borrower may select the duration of each LIBOR Period after the initial LIBOR Period so long as Agent has received irrevocable written notice from Borrower of such selection not later than 10:00 a.m. (New York time) three (3) Business Days before the expiration of the then current LIBOR Period. Borrower's failure to timely select a new LIBOR Period to be applicable to the Loan shall be deemed to have selected a three (3) month LIBOR Period. Agent promptly shall notify each Lender of any notice by Borrower made under this Section 1.5(f), or if such notice is not timely received, Agent promptly will notify each Lender of the applicable LIBOR Period.

     (7) If LIBOR becomes unavailable and Borrower and the Lenders cannot reach agreement as to an alternate rate, the Obligations hereunder will become due and payable in full, on the last Business Day of the then current LIBOR Period.

1.6 [Reserved]

1.7 Fees. As compensation for each Lender's costs, skills and efforts incurred and expended in entering into this Agreement and in consideration of each Lender's making the Loans available to Borrower, Borrower agrees to pay to each Lender the Fees set forth in Schedule C.

1.8 Receipt of Payments.

     (1) Borrower's obligations hereunder shall be absolute. All payments of principal, interest and other amounts to be made by Borrower to the Lenders hereunder or under the Notes shall be made unconditionally in full, without set-off, defense or counterclaim, delay or reduction of any nature whatsoever except as provided in Section 1.12 of this Agreement. All such payments shall be made in Dollars in immediately available funds, not later than 1:00 p.m. (New York time) on the date on which such payment shall become due. Any payment received by the Lenders later than 1:00 p.m. (New York time) shall be deemed to have been received on the following Business Day and any applicable interest shall accrue during such extended period.

     (2) All payments by Borrower to GE Capital hereunder and under its Note shall be made by bank wire transfer to the account specified below or to such other account as GE Capital may designate in writing to Borrower:

                           Bankers Trust
                           New York, New York 10006
                           Account No. 50260003
                           ABA No. 021001033
                           Beneficiary:  GE Capital/Cross Border Mexico
                           Attn:  Ms. Dorris Adams
                           Ref:  Elamex MX 0038





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     (3) All payments by Borrower to Comerica hereunder and under its Note shall be made by bank wire transfer to the account specified below or to such other account as Comerica may designate in writing to Borrower:

                           Comerica Bank
                           Detroit, Michigan
                           ABA No. 072000096
                           Attn:  Commercial Loan Accounting
                           A/C 02 2158590010
                           Ref:  Elamex, S.A. de C.V. $10MM Bridge Loan

     (4) If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Obligations in its favor any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share, such Lender shall immediately (a) notify the Agent and each other Lender of such fact and the amount of such excess and (b) promptly deliver to each Lender such Lender's ratable share of such excess.

1.9 Application and Allocation of Payments. Borrower irrevocably agrees that each Lender shall have the continuing and exclusive right to apply any and all payments against the then due and payable Obligations, as each Lender may deem advisable. In the absence of a specific determination by a Lender with respect thereto, the same shall be applied in the following order: (a) then due and payable Fees and expenses; (b) then due and payable Default Rate interest payments; (c) then due and payable Term Loan Rate interest payments; (d) then due and payable Obligations other than Fees, expenses and interest and principal payments; and (e) then due and payable principal payments on the Loan.

1.10 Accounting. Agent promptly shall provide Borrower with written notice if any payment received by each Lender hereunder or with respect to the Notes does not fully satisfy Borrower's obligations with respect to payments due on such date hereunder or thereunder, which notice shall set forth the amount and nature of payments still due; provided, however, that failure to provide such notice shall not relieve Borrower of its obligation to pay interest at the Default Rate with respect to any amount of principal of the Loan not paid when due. Borrower shall, within thirty (30) days after the date any such notice, notify the Agent in writing of any objection that Borrower may have to any such notice, describing the basis for such objection with specificity. Unless so objected to, each and every such notice shall (absent manifest error) be deemed final, binding and conclusive upon Borrower in all respects. Only those items expressly objected to in Borrower's notice to Agent shall be deemed to be disputed by Borrower. The applicable Lender shall review any item objected to within thirty
(30) days following Borrower's timely objection, and such Lender's determination, based upon the facts available, of any item so objected to in Borrower's notice shall (absent manifest error) likewise be final, binding and conclusive on Borrower. Nothing contained in this Section 1.10 shall relieve Borrower from paying any Obligation when due and payable.

1.11 Indemnity.

     (1) Whether or not the transactions contemplated hereby are consummated, Borrower shall indemnify and hold Agent, the Collateral Agent, each Lender and each Lender's Affiliates, and their respective employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against any Claim which may be instituted or asserted against or incurred by any such Indemnified Person as


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the result of credit having been extended or not extended  under this  Agreement and the other Loan Documents or otherwise in connection with or arising out of the transactions contemplated hereunder or thereunder, including any Claim for Environmental Liabilities and Costs and legal costs and expenses of disputes between the parties to this Agreement; provided, that Borrower shall not be liable for indemnification of an Indemnified Person to the extent that any such Claim is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED OR NOT EXTENDED UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

     (2) In any suit,  proceeding  or action  brought by Agent,  the  Collateral
Agent or any Lender relating to any item of Collateral or any sum owing hereunder by any party other than Borrower, or to enforce any provision of any item of Collateral, Borrower shall save, indemnify and keep Agent, the Collateral Agent and such Lender harmless from and against all expense, loss or damage suffered by reason of such action or any defense, setoff, or counterclaim asserted for any reason by the other party or parties to such litigation and however arising. All obligations of Borrower with respect to any item of Collateral shall be and remain enforceable against, and only against, Borrower, and shall not be enforceable against the Collateral Agent or any Lender.

1.12 Taxes. All payments of principal, interest, fees and other amounts made, or in respect to this Agreement or the Loan Documents, shall be made without setoff or counterclaim and free and clear of and without deduction for any and all present and future Taxes or Mexican taxes (other than Excess Withholding Taxes). Borrower agrees to cause all such taxes to be paid on behalf of any Lender directly to the appropriate governmental authority. If at any time Borrower is required by law or is otherwise compelled to withhold or deduct any such taxes from any payment to be made by Borrower in respect to this Agreement or the Loan Documents, all such payments, including payments made pursuant to this Section
1.12 shall be increased so that after provision for Taxes or Mexican taxes, including Taxes or Mexican taxes on such increase, the amounts received by any Lender shall equal the amounts such Lender would have received if no Taxes or Mexican taxes were due on such payments or no deductions (other than for Excess Withholding Taxes) were made. Borrower shall provide Agent with original tax receipts, notarized copies of tax receipts or such other documentation as will prove payment of tax in a court applying the United States of America's Federal Rules of Evidence, for all taxes paid by Borrower pursuant to this Section 1.12. Borrower shall deliver such receipts or other accountable documentation to Agent on behalf of each Lender within thirty (30) days from the due date of the related tax. No Lender shall be under any obligation to pass on to Borrower any benefits that may accrue to it, pursuant to this Section 1.12.

1.13 Breakfunding Losses. If Borrower makes any payment or prepayment of principal of the Loan on other than an Interest Payment Date or the Maturity Date, Borrower shall reimburse the Lenders on demand for any loss, cost or expense incurred by each Lender as a result of the timing of such payment, including, without limitation, any loss, cost or expense incurred in liquidating or employing deposits from third parties. Upon request of a Lender, Agent will advise Borrower whether a breakfunding cost will be imposed on a specified payment. A certificate of each Lender or the applicable Lender setting forth the


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basis for  determining  such loss shall be  conclusive  and binding on Borrower, absent manifest error. This covenant shall survive the termination of this Agreement, but shall terminate upon (i) payment by Borrower of all amounts requested by the Lenders to be paid pursuant to this Section 1.13 or (ii) the later of (x) one year after the termination of this Agreement or (y) the expiration of the statute of limitations under applicable law.

1.14 Changes; Legal Restrictions. If any current or future applicable law, rule or regulation or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive of any such authority, central bank or comparable agency, whether or not having the force of law shall impose, modify or deem applicable any Reserve Requirements or any other reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System of the United States (the "Federal Reserve Board")), special deposit, compulsory loan or similar requirements (other than any capital adequacy requirements) in connection with the Loan, or deposits or other liabilities with, of or for the account of any Lender, or credit extended by, or any acquisition of funds by or for the account of any office of any Lender or shall impose on any Lender any other condition affecting its obligations relating to the Loan; and the result of any of the foregoing would be in the reasonable judgment of the affected Lender to increase the cost to such Lender of the Loan, or reduce the amount of any sum receivable by such Lender under this Agreement, then, upon written demand by Agent on behalf of such Lender, Borrower shall pay to such Lender such additional amount or amounts as would compensate such Lender for such increased costs or reduction. A statement by the applicable Lender setting forth in reasonable detail the basis for the calculation and determination of any such additional amount or amounts necessary to compensate the Lender shall be conclusive and binding upon Borrower, absent manifest error. Notwithstanding the foregoing, if such charges or restrictions are the result of funding or maintaining the Loan, the affected Lender will use its best efforts to minimize or avoid the effects of such results by designating a different lending office or transferring the Loan to any other office or affiliates of such Lender if such designation or transfer would avoid the need for such charges or restrictions and would not, in the sole opinion of such Lender, be otherwise disadvantageous to such Lender. If, as provided in this Section 1.14, Borrower shall pay an amount to compensate a Lender for increased costs or reduction attributable to any charge or restriction of the type described in the first sentence hereof, Borrower shall have the right to prepay in full the Loan without premium, penalty or charges, except for any breakfunding losses, if any, chargeable to Borrower under Section 1.13.

1.15 Illegality. Notwithstanding any other provision herein, in the event that it is or shall become unlawful in any jurisdiction for any Lender to continue to fund or to maintain the Loan or to comply with its obligations under this Agreement, Agent on behalf of such Lender shall give notice thereof to Borrower together with a description of the basis for such illegality. Upon the giving of such notice, the duties of the affected Lender hereunder shall terminate and all outstanding obligations of Borrower hereunder and under the applicable Note together with all accrued interest with respect thereto and all other amounts payable to such Lender hereunder and under such Note, shall be prepaid by Borrower immediately or at such later date up to and including the end of the then current interest periods as may be permitted by law. Any such prepayment shall be made without premium or penalty. Notwithstanding the foregoing, if the illegality refers to funding and/or maintaining the Loan, the affected Lender will use its best efforts to minimize or avoid the effects of such illegality by designating a different lending office or transferring the Loan to any of such Lender's affiliates if such designation or transfer would be permissible under the applicable laws and avoid the need for a prepayment and would not, in the sole opinion of such Lender, be otherwise disadvantageous to such Lender.



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1.16 Currency Inconvertibility. In the event Borrower is not able to satisfy any
Obligation as a result of any restrictions or prohibition on (i) the exchange of Mexican currency for Dollars or (ii) the transferring of Dollars outside of Mexico, Borrower shall use all means legally available to cause its Subsidiaries or other income sources outside of Mexico to provide, in exchange for fair
consideration  received  from  Borrower,   sufficient  Dollars  to  satisfy  the
Obligations.  Borrower  acknowledges  and agrees that nothing  contained in this
Section 1.16 shall prohibit or restrict the Lenders from exercising any remedies available to them by law or in this Agreement.

1.17 Access.

     (1) Borrower shall, and shall cause each of its Subsidiaries, during normal business hours, from time to time upon one (1) Business Day's prior notice as frequently as Agent or Collateral Agent determines to be appropriate: (a) to provide Agent and/or the Collateral Agent and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) to permit Agent and/or the Collateral Agent and any of its officers, employees and agents, to inspect, audit and make extracts from such Credit Party's books and records, and (c) to permit Agent and/or the Collateral Agent and its officers, employees and agents, to inspect, review and evaluate the Accounts and other Collateral, if applicable, of any Credit Party. If a Default or Event of Default shall have occurred and be continuing, Borrower shall, and shall cause each of its Subsidiaries to, provide such access at all times and without advance notice.
Furthermore, so long as any Event of Default shall have occurred and be continuing, Borrower shall provide Agent and/or the Collateral Agent with access to its suppliers and customers. Borrower shall, and shall cause each of its Subsidiaries to, make available to Agent and/or the Collateral Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which Agent and/or the Collateral Agent may request. Borrower shall, and shall cause each of its Subsidiaries to, deliver any document or instrument necessary for Agent and/or the Collateral Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for such Credit Party, and Borrower shall, and shall cause each of its Subsidiaries to, maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party.

     (2) Borrower shall pay Agent and/or the Collateral Agent a Fee of $500 per day per individual (plus all out-of-pocket costs and expenses) in connection with Agent's or the Collateral Agent's field examinations permitted under
Section 1.17(a) above; provided, however, that the aggregate amount of Fees (including out-of-pocket costs and expenses) collected under this Section 1.17(b) during the term of this Agreement shall not be greater than U.S. $10,000.

2. CONDITIONS PRECEDENT

2.1 Conditions to Effectiveness. Agent, Collateral Agent or any Lender shall have no obligation to take, fulfill, or perform any action hereunder, until each of the following conditions have been satisfied to Agent's and each Lender's complete satisfaction (the "Effective Date"); provided that the Effective Date shall occur within two (2) days of July 15, 1999 :

     (1) the Loan Documents set forth in the Schedule of Documents shall have been duly executed and delivered by all the appropriate parties to Agent;




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     (2) Agent  shall  have  received  evidence  satisfactory  to Agent and each
Lender that  Borrower  has obtained  all  consents  and  acknowledgments  of all
Persons and Governmental Authorities whose consents or acknowledgments may be required pursuant to the terms of, or prior to the execution and delivery of, this Agreement and the other Loan Documents and the consummation of the
transactions   contemplated   hereby   and   thereby   and  such   consents   or
acknowledgments have not been rescinded and remain in full force and effect;

     (3) Agent shall have received evidence satisfactory to Agent and each Lender of payment by Borrower of the Effective Date Closing Fee and all other fees, costs, and expenses (including, but not limited to, traveling expenses and fees of counsel to Agent and the Lenders presented as of the Effective Date) to the extent then due and payable as of the Effective Date; provided, however, that nothing contained in this Section 2.1 shall relieve Borrower from its obligation under this Agreement to pay for Fees and all other fees (including, but not limited to, fees of counsel to Agent and the Lenders), costs and expenses arising or invoiced after the Effective Date;

     (4) no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, Governmental Authority or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby or thereby and which, in each Lender's sole judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement or any other Loan Document;

     (5) since the date of Borrower's most recent annual audited financial statements delivered to Agent and the Lenders prior to the Effective Date, no event has occurred which has had, or could reasonably be expected to have, a Material Adverse Effect;

     (6) the Credit Parties' representations and warranties contained herein or in any of the other Loan Documents shall have been true and correct on and as of the Effective Date;

     (7) no event shall have occurred and be continuing, which constitutes or would constitute a Default or an Event of Default;

     (8) Agent shall have received copies of (X) the most recent audited and unaudited financial statements for Borrower on a consolidated and non-consolidated basis, and (Y) and the most recent unaudited financial statements of each of the other Credit Parties;

     (9) Borrower  shall have  delivered to Agent,  complete  copies of the most
recent  drafts  of  each  of  the   Acquisition   Documents;   and

     (10) an acknowledgment by CT Corporation System of its acceptance of appointment as each Credit Party's agent for service of process.

2.2 Conditions to the Loan. The Lenders shall have no obligation to make the Loan until, and shall make the Loan when, each of the following conditions shall have been satisfied (the "Funding Date"); provided, however, that the Funding Date shall have occurred within thirty (30) days of the Effective Date;

     (1) the Effective Date shall have occurred;

     (2) immediately before and after giving effect to the Loan, no Default or Event of Default shall have occurred and be continuing;

     (3) the representations and warranties of Borrower and each other Credit Party contained in this Agreement and the other Loan Documents shall be true and correct on and as of the Funding Date;

     (4) no Material  Adverse  Effect shall have  occurred  since the  Effective
Date;

     (5) the Acquisition shall have been consummated and in accordance with all applicable laws, and:

          (i) Borrower shall have delivered to Agent a complete and correct copy, certified as such by an appropriate officer of Borrower, of the Stock Purchase Agreement, together with all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith (collectively, the "Acquisition Documents"), which Acquisition Documents shall not differ in any material adverse respect from those delivered on the Effective Date,

          (ii) the Stock Purchase Agreement shall be in full force and effect, and not terminated, rescinded and withdrawn, and in compliance with all applicable laws;

          (iii) no Credit Party and no other Person party to the Stock Purchase Agreement shall be in default in the performance or compliance with any provisions thereof;

          (iv) all requisite approvals (including, but not limited to, Hart-Scott-Rodino clearance) by Governmental Authorities having jurisdiction over Sellers (as defined in the Stock Purchase Agreement), any Credit Party and other Persons referenced therein, with respect to the transactions contemplated by the Stock Purchase Agreement, shall have been obtained, and no such approvals shall impose any conditions to the consummation of the transactions contemplated by the Stock Purchase Agreement or to the conduct by any Credit Party of its business thereafter;

          (v) to the best of each Credit Party's knowledge, none of the Sellers' (as defined in the Stock Purchase Agreement) representations or warranties in the Stock Purchase Agreement shall contain any untrue statement of a material fact or omit any fact necessary to make the statements therein not misleading;

          (vi) each of the representations and warranties given by each applicable Credit Party in the Stock Purchase Agreement shall be true and correct in all material respects; and

     (6) Agent and the Collateral Agent shall have received the following:

          (i) the Pledge Agreement in the form of Exhibit C hereto pledging to the Collateral Agent the Pledged Shares for the benefit of the Lenders pursuant to Section 6.1.

          (ii) evidence that the Pledge Agreement has been duly authorized by all necessary corporate action;

          (iii) the Pledged Shares, accompanied by appropriate stock powers and/or any other instruments, documents or agreements necessary to validate the pledge of the Pledged Shares to the Collateral Agent;

          (iv) an opinion of counsel to Elamex USA, in form and substance satisfactory to Agent and the Collateral Agent, addressed to Agent, the Collateral Agent and the Lenders opining on the enforceability of the Pledge Agreement;

          (v) such other approvals, opinions, documents or materials as Agent or the Collateral Agent may reasonably request in connection with the Pledge Agreement;

     (7) Agent on behalf of the Lenders shall have received a duly executed Note to the order of each Lender;

     (8) Agent shall have received from Precision Tool, with counterparts for each party hereby, all duly executed agreements, documents or instruments required by Agent or the Lenders pursuant to which Precision Tool agrees to be bound as a Credit Party by the applicable terms and conditions of this Agreement;

     (9) Agent shall have received an acknowledgment by CT Corporation System of its acceptance of appointment as Precision Tool's agent for service of process;

     (10) Agent shall have received environmental audit reports (including, without limitation, Phase 1, Phase 2 and Remedies environmental reports) concerning Precision Tool in scope and substance satisfactory to Agent and the Lenders;

     (11) Agent shall have received copies of the final audit report of Precision Tool prepared in connection with the Acquisition and the reviewed financial statements of Precision Tool;

     (12) Agent shall have received evidence satisfactory to it that the insurance policies provided for in Section 3.18 are in full force and effect with respect to Precision Tool;

     (13) Agent shall have received evidence satisfactory to Agent and each Lender of payment by Borrower of the Funding Date Closing Fee and all other fees, costs, and expenses (including, but not limited to, traveling expenses and fees of counsel to Agent and the Lenders presented as of the Funding Date) to the extent then due and payable as of the Funding Date; provided, however, that nothing contained in this Section 2.2 shall relieve Borrower from its obligation under this Agreement to pay for Fees and all other fees (including, but not limited to, fees of counsel to Agent and the Lenders), costs and expenses arising or invoiced after the Funding Date;

     (14) Agent shall have received evidence satisfactory to Agent and each Lender that the bank accounts set forth in Supplemental Disclosure Schedule (3.19) exist and are subject to the agreements (including the Collateral Account Service Agreement, the Pledged Account Agreement (Operating Account) and the Pledged Account Agreement (Reserve Account)) and conditions set forth in Article 6 hereof;

     (15) Agent shall have received evidence satisfactory to it that Borrower has directed all Receivable Obligors to make all payments on Receivables directly to the Collateral Account;

     (16) Agent shall have received evidence satisfactory to it that the appropriate Governmental Authorities for the State of Kentucky have determined that no further action will be taken by the State of Kentucky with respect to possible ground water contamination in connection with the property commonly known as 6901 Preston Highway in Louiseville, Kentucky;

     (17) Agent shall have received the Payment Source Agreement duly executed by Borrower and the other parties thereto before a Mexican notary public;

     (18) Agent shall have received in form and substance satisfactory to it and each Lender, (i) an opinion of special Mexican counsel to Borrower and the Mexican Subs, (ii) opinion(s) from special U.S. counsel to Precision Tool and Elamex USA with respect to such matters as Agent may request including without limitation matters relating to U.S. Federal and Kentucky, Delaware, and New York state law; and

     (19) the value of Borrower's Eligible Receivables, as determined by Agent (in its sole discretion) based on information provided by Borrower and taking into account historical adjustments, shall be an amount greater than U.S.$10,600,000.

     (20) Agent shall have received such other approvals, opinions, supplements to Disclosure Schedules, documents or other materials as Agent, the Collateral Agent or any Lender may request. If any other term of any Loan Document should conflict, or appear to conflict, with this Article 2, the terms of this Article 2 shall control, and Borrower shall have no rights under this Agreement or any other Loan Document until each of the conditions of this Article 2 has been complied with to Agent's and each Lender's satisfaction or specifically waived in a writing by the Lenders (and acknowledged by Agent) identifying by section number the condition to be waived and the specific circumstance with respect to which the condition is waived.

3. REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS

To induce each Lender to enter into this Agreement and to make the Loan, each Credit Party represents and warrants to Agent and each of the Lenders, and promises to and agrees with Agent and each of the Lenders (each of which representation and warranty shall be true and correct on the Effective Date and shall survive the execution and delivery of this Agreement, and each of which covenants and agreements shall continue to be kept, honored and maintained at all times from the Effective Date until the Termination Date) as follows; provided, however, that notwithstanding anything contained in this Article 3 to the contrary, all representations, warranties, promises and agreements made under this Article 3 by Precision Tool shall be deemed to have been made as of the Funding Date:

3.1 Corporate Existence; Compliance with Law. Each of the Credit Parties: (a) is, as of the Effective Date, and will continue to be (i) a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) duly qualified to do business and in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (iii) in compliance with its charter, by-laws and other organizational documents; and
(iv) in compliance in all material respects with all applicable provisions of foreign, federal, state, local and municipal laws and regulations (including, without limitation, IMSS, INFONAVIT and SAR if applicable to such Credit Party); and (b) has and will continue to have (i) the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore or proposed to be conducted; and (ii) all licenses, permits, franchises, rights, powers, consents or approvals from or by all Persons or Governmental Authorities having jurisdiction over such Credit Party which are necessary or appropriate for the conduct of its business. As of the Effective Date, each Credit Party has made and will continue to make all filings with any Governmental Authority that are necessary or appropriate for the conduct of its business and has given and will continue to give all notices to the extent required for the ownership, operation and conduct of its property and business. No Credit Party or any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Mexico.

3.2 Executive Offices; Corporate or Other Names; Conduct of Business. The locations of each Credit Party's executive offices and principal places of business and locations where records with respect to Collateral are kept are as set forth in Disclosure Schedule (3.2) and, except as set forth in such Disclosure Schedule, such locations have not changed during the preceding twelve months. As of the Effective Date, during the prior five years, except as set forth in Disclosure Schedule (3.2), no Credit Party has been known as or conducted business in any other name. No Credit Party shall change its (a) name,
(b) chief executive office, (c) principal place of business, or (d) location of its records concerning the Collateral after the Effective Date without such Person, in each instance, giving thirty (30) days prior written notice thereof to Agent and taking all actions deemed necessary or appropriate by Agent or the Collateral Agent to continuously protect and perfect the Lenders' Liens upon the Collateral.

3.3 Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, and the creation of all Liens provided for herein and therein: (a) are and will continue to be within such Credit Party's corporate power; (b) have been and will continue to be duly authorized by all necessary or proper corporate and shareholder action; (c) are not and will not be in contravention of any provision of such Credit Party's charter, by-laws or other organizational documents; (d) do not and will not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not and will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party is a party or by which such Credit Party or any of its property is bound; (f) do not and will not result in the creation or imposition of any Lien (other than Liens in favor of the Collateral Agent) upon any of the Collateral; and (g) do not and will not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c) (all of which will have been duly obtained, made or complied with on or before the Effective Date). As of the Effective Date, each Loan Document shall have been duly executed and delivered for the benefit of or on behalf of each Credit Party thereto and each such Loan Document shall then be and will continue to be a legal, valid and binding obligation of each Credit Party, to the extent it is a party thereto, enforceable against it in accordance with its terms.

3.4 Financial Statements and Projections; Books and Records. (a) (i) Borrower and the applicable Credit Parties have delivered as of the Effective Date, the financial statements required under Article 2.1 or 2.2, as the case may be, which financial statements are true, correct and complete and reflect fairly and accurately the financial condition of the applicable Credit Party as of the date of each of such financial statement, and (ii) Borrower has delivered as of the

Effective Date, the Projections of Borrower and Precision Tool, which Projections have been prepared in good faith, with care and diligence and use assumptions that are reasonable under the circumstances and disclosed in each such Projections.

(b) Each of the Credit Parties promises that it shall keep adequate Books and Records with respect to the Collateral and such Person's business activities, in which proper entries, reflecting all consolidated, consolidating, and non-consolidated, as applicable, financial transactions, and payments received on any and all credits granted, and all other dealings, are made in accordance with GAAP and on a basis consistent with the Financial Statements.

3.5 Material Adverse Change. Between the date of each Credit Party's most recently audited or unaudited financial statements, as the case may be, delivered to Agent and the Effective Date: (a) such Credit Party has not incurred any obligations, contingent or non-contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the pro forma balance sheet of such Credit Party and which could, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) there has been no material deviation from the Projections delivered at or prior to the Effective Date; (c) no contract, lease, agreement or other instrument to which such Credit Party has become a party or by which it or any of its properties or assets is bound or affected, and no provision of applicable law or governmental regulation has had or could reasonably be expected to have a Material Adverse Effect; (d) such Credit Party is not in default, and to its knowledge, no third party is in default under or with respect to any material contract, agreement, lease or other instrument to which it is a party, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect; and (e) no event has occurred, and such Credit Party will not permit or suffer to occur any event or events, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect.

3.6 [Reserved]

3.7 Labor Matters. As of the Effective Date, there are no strikes or other labor disputes against any Credit Party that are pending or, to any Credit Party's knowledge, threatened. All payments due from any Credit Party on account of employee health and welfare insurance have been and will continue to be paid or accrued as a liability on the books of such Credit Party. As of the Effective Date (a) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (b) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board or any analogous organization in Mexico; and (c) no labor organization or group of employees of any Credit Party has pending any demand for recognition, and each Credit Party shall give to Agent prompt written notice of any of the foregoing occurring after the Effective Date.

3.8 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. As of the Effective Date, all outstanding Stock and Indebtedness of each Credit Party, and the holders (including group or affiliated holders known to such Credit Party) of five percent (5%) or more of the Stock of each Credit Party is as described in Disclosure Schedule (3.8). After the Effective Date, each Credit Party will give Agent prompt notice of (a) each issuance of Stock representing ten percent (10%) or more of the ownership of any of its Stock, (b) any issuance or transfer of its Stock that is intended to be an item of Collateral, and (c) each Change in Control of each Credit Party.

3.9 Government Regulation. No Credit Party is or will be subject to or be regulated under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act or any other Federal or state statute, rule or regulation that restricts or limits such Person's ability to incur Indebtedness, pledge its assets, or to perform its obligations under the Loan Documents. The making of the Loans, the application of the proceeds and repayment thereof by Borrower, and the consummation of the transactions contemplated by the Loan Documents do not and will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

3.10 Margin Regulations. No Credit Party owns or will own any "margin security," as that term is defined in Regulations G and U of the Federal Reserve Board, and none of the proceeds of the Loan will be used directly or indirectly for (a) purchasing or carrying any margin security, (b) reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security, or (c) any purpose which might cause the Loan or this Agreement to be considered a "purpose credit" within the meaning of Regulation G, T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

3.11 Taxes. (a) All tax returns, reports and statements required by any Governmental Authority to be filed by any Credit Party have, as of the Effective Date, been filed and will, until the Termination Date, be filed with the appropriate Governmental Authority, and all Charges and other impositions shown thereon have been and will be paid when due. Proper and accurate amounts have been and will be withheld by each Credit Party from its respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of all applicable law, and such withholdings have and will be timely paid to the respective Governmental Authorities. Each Credit Party represents and promises that it: (i) has not executed or filed, or will not execute or file, with any Governmental Authority, any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges; (ii) has not agreed or been requested to make any adjustment in accounting method; (iii) is not a party to any tax sharing agreement except as set forth in Disclosure Schedule (3.11); or (iv) is not currently being audited by any Governmental Authority. There are no assessments or threatened assessments outstanding against any Credit Party.

(b) Each of the Credit Parties may contest, by proper legal actions or proceedings, the validity or amount of any Charges; provided, that at the time of commencement of any such action or proceeding: (i) no Default or Event of Default shall have occurred; (ii) adequate reserves with respect thereto are established on the books of the contesting Person in accordance with GAAP; (iii) such contest operates to suspend collection of the contested Charges and is maintained and prosecuted continuously with diligence; (iv) none of the Collateral would be subject to forfeiture or loss of Lien thereby; (v) no Lien shall be imposed or be attempted to be imposed by any Governmental Authority for such Charges or claims during such action or proceeding; (vi) the contesting Person shall promptly pay or discharge any contested Charge and shall deliver to Agent evidence acceptable to Agent and the Lenders of such compliance, payment or discharge, if such contest is terminated or discontinued adversely; and (vii) neither Agent nor any Lender has advised such Credit Party in writing that Agent or such Lender reasonably believes that nonpayment or nondischarge thereof could reasonably be expected to have a Material Adverse Effect.

3.12     ERISA.

     (1) Disclosure Schedule (3.12) lists all Plans. Each applicable Credit Party is and will remain in compliance with all requirements of each Plan, and each Plan complies with and is operated, and will continue to be operated, in compliance with all applicable provisions of law in all respects. Each Qualified Plan and each related trust has been determined by the IRS to qualify and will continue to qualify under, and be exempt from tax under, the IRC. Nothing has occurred or will be permitted to occur which would cause the loss of such qualification or tax-exempt status. All required contributions have been and will be made in accordance with the provisions of each Plan, and with respect to each applicable Credit Party or any ERISA Affiliate, there are and will be no Unfunded Pension Liabilities or Withdrawal Liabilities. Each applicable Credit Party has not engaged or will not engage in a prohibited transaction, as defined in Section 4975 of the IRC or Section 406 of ERISA.

     (2) With respect to each Credit Party: (i) no ERISA Event has occurred or will be permitted to occur; (ii) Retiree Welfare Plan exists or will be adopted (except as may be required by law) and; (iii) liability under any Title IV Plan has been or will be funded, nor has such obligation been (nor will it be) satisfied with, the purchase of a contract from an insurance company that is not rated AAA by Standard & Poor's Corporation and the equivalent by each other nationally recognized rating agency.

3.13 Litigation. As of the Effective Date, except as disclosed in Disclosure Schedule (3.13) no Claim is pending or threatened against any Credit Party which
(a) challenges such Credit Party's right, power, or competence to enter into or perform any of its obligations under any Loan Document to which it is a party, the validity or enforceability of any Loan Document to which it is a party, or any action taken thereunder, or (b) whether or not determined adversely, could reasonably be expected to have a Material Adverse Effect. Each Credit Party shall notify Agent in writing promptly upon learning of the existence or commencement of any Claim commenced or threatened against such Credit Party that: (i) may involve an amount in excess of (x) U.S.$1,000,000 in the case of Borrower, and (y) U.S.$500,000 in the case of all other Credit Parties; (ii) could reasonably be expected to have a Material Adverse Effect whether or not determined adversely; or (iii) regardless of amount (W) is asserted or instituted, against any Plan, its fiduciaries or its assets, or the applicable Credit Party or any ERISA Affiliate in connection with any Plan, (X) includes any demand for injunctive relief, (Y) alleges criminal misconduct by such Credit Party, or (Z) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities and Costs.

3.14 Brokers. No broker or finder acting on behalf of Borrower brought about the obtaining, making or closing of the Loan, the transactions contemplated by the Loan Documents or the Acquisition, and Borrower has no obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

3.15 Intellectual Property. As of the Effective Date, each Credit Party owns or has the right to use and will own or have the right to use all Intellectual
Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it. Each Credit Party conducts and will continue to conduct its affairs and business without infringement of or interference with any Intellectual Property of any other Person.

3.16 Full Disclosure. No information contained in the Loan Documents, the Financial Statements (or other financial statements) or any written statement furnished by or on behalf of any Credit Party under this Agreement, or to induce the Lenders to execute the Loan Documents, or to make the Loan, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. As of the Funding Date, Borrower has provided Agent and will continue to provide Agent with a true, complete and correct copy of each Receivable Obligor Contract.

3.17 Hazardous Materials.

     (1) As of the Effective Date, each real property location owned, leased or occupied by any Credit Party (the "Subject Property") is and will continue to be maintained free of contamination from any Hazardous Material. Each applicable Credit Party: (i) shall comply with all applicable Environmental Laws and Environmental Permits; (ii) shall notify Agent in writing within seven (7) days if and when it becomes aware of any incident or ongoing case of non-compliance or Release (regardless of when such Release may have occurred) upon any Subject Property; and (iii) shall promptly forward to Agent a copy of any order, notice, permit, application, or any communication or report received by it in connection with any such Release or any other matter relating to the Environmental Laws that may affect such Credit Party. As of the Effective Date, Disclosure Schedule (3.17) discloses existing or potential environmental liabilities of any Credit Party that could result in Environmental Liabilities and Costs. Each of the Credit Parties will promptly notify Agent in writing of any such liabilities arising after the Effective Date. As of the Effective Date, no Credit Party has caused, permitted or suffered, or will cause, permit or suffer to occur any Release at, under, above or within any Subject Property, or the presence, use, generation, manufacture, installation, or storage of any Hazardous Materials on, under, in or about any Subject Property or the transportation of any Hazardous Materials to or from any Subject Property except to the extent such use, generation, manufacture, installation, storage or transportation is conducted in compliance with all Environmental Laws and Environmental Permits. No Credit Party is or will become involved in operations that could lead to the imposition of Environmental Liabilities or Costs, and no sub-tenant of any Credit Party is permitted, or will be permitted, to engage in any such activity.

     (2) Each Credit Party executing this Agreement acknowledges and agrees that Agent and each Lender (i) is not now, and has not ever been, in control of any of the Subject Property or the affairs of such Credit Party, and (ii) does not have the capacity through the provisions of the Loan Documents to influence such Credit Party's conduct with respect to the ownership, operation or management of any of the Subject Property.

3.18 Insurance. The properties and business of each Credit party and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of any Credit Party, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where each Credit Party or such Subsidiary operates. Within thirty (30) days of the Effective Date, each Credit Party will deliver to Agent a list of all insurance of any nature maintained by each Credit Party, as well as a summary of the terms of such insurance.

3.19 Deposit and Other Accounts with Financial Institutions.

     (1) Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Credit Party maintains deposits and/or other accounts, and such Disclosure Schedule correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number. Other than as set forth in Supplemental Disclosure (3.19), no Credit Party will establish any other depository or other bank account with any financial institution of any kind to collect Proceeds of the Receivables.

     (2) As of the Funding Date, Borrower has directed all Receivable Obligors and will direct any future Receivable Obligors, to make all payments on Receivables directly to the Collateral Account (whether by mail to the address therefor or by electronic funds transfer directly thereto), including without limitation, initiating appropriate procedures and diligently pursuing the modification or amendment of any and all existing Receivable Obligor Contracts that specify a payment or remittance address for Borrower to name the Collateral Account addresses designated by the Collateral Agent as Borrower's payment or remittance address, and delivering to all appropriate personnel at each Receivable Obligors, a notice in the form of Exhibit 1 to the Assignment and Security Agreement and Exhibit B to the Payment Source Agreement, to be addressed to such Receivable Obligors, and no such Person has, to the Borrower's knowledge, declined or indicated an unwillingness to so remit payments to the Collateral Account, or repeatedly failed to remit payments to the Collateral Account following receipt of such notice except as previously disclosed to Agent and the Collateral Agent in writing and as to which an arrangement acceptable to Agent, the Collateral Agent and the Lenders has been agreed to by them for handling Receivables of the relevant Receivable Obligors.

     (3) Borrower shall, and shall cause each Credit Party to, deposit, or cause to be deposited, all payments made to, or amounts received by, Borrower and each other Credit Party in respect of the Receivables, into the Collateral Account (whether by mail to the address therefor or by electronic funds transfer directly thereto).

3.20 Payment of Obligations. (a) Borrower will pay and discharge or cause to be paid and discharged all Obligations in a timely manner; and (b) prior to an Event of Default, (i) each Credit Party will pay and discharge, or cause to be paid and discharged, its Indebtedness in the ordinary course of business, (ii) subject to Section 3.11(b), will pay and discharge, or cause to be paid and discharged promptly, all Charges, and (iii) will pay all lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become in default.

3.21 Confidentiality and Press Releases. Agent and each Lender and Credit Party agree that the terms and conditions of this Agreement are confidential.

3.22 Conduct of Business. Each Credit Party (a) shall conduct its business substantially as now conducted or as otherwise permitted hereunder, and (b) shall at all times maintain, preserve and protect all of the Collateral and such Credit Party's other property, in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

3.23 Stock Purchase Agreement. Each of the representations and warranties given by each applicable Credit Party in the Acquisition Documents is true and correct in all material respects. Notwithstanding anything contained in the Stock Purchase Agreement to the contrary, such representations and warranties of the Credit Parties are incorporated into this Agreement by this Section 3.23 and shall, solely for purposes of this Agreement and the benefit of Agent and each Lender, survive the consummation of the Acquisition.

3.24 Year 2000 Problem. The Year 2000 problem (as referred to below), will not cause a Material Adverse Effect with respect to any Credit Party. Each Credit Party has developed and implemented a comprehensive, detailed program to address on a timely basis the "Year 2000 problem" (that is, the risk that computer applications used by such Credit Party will be unable to recognize and perform properly date-sensitive functions involving certain dates before and any date after December 31, 1999) and reasonably anticipates that it will on a timely basis (but by no later than October 31, 1999) successfully resolve the Year 2000 problem for all material computer applications used by it. Each Credit Party believes that each supplier, vendor and customer of such Credit Party that is of material importance to the financial well-being of such Credit Party also will successfully resolve on a timely basis the Year 2000 problem for all of its material computer applications.

3.25 Ownership of Pledged Shares. As of the Funding Date, the Pledged Shares have been validly issued and are fully paid and nonassessable and are owned, beneficially and of record, by Elamex USA free and clear of all Liens.

3.26 Rank. The obligations of Borrower under this Agreement and under the Notes rank and will rank at least pari passu in priority of payment will all other senior and unsubordinated Indebtedness of Borrower whether now existing or hereafter arising.

3.27 Further Assurances; Disclosure Schedule Supplements. At any time and from time to time, upon the written request of Agent and at the sole expense of Borrower, Borrower shall, and cause any Credit Party to, promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Agent, Collateral Agent or any Lender may reasonably deem desirable (a) to obtain the full benefits of this Agreement, (b) to protect, preserve and maintain the Collateral Agent's rights in the Collateral, or any of it, and the Lender's rights under this Agreement, or (c) to enable Agent, Collateral Agent or any Lender to exercise all or any of the rights and powers herein granted.

3.28 Additional Guarantors. After the Effective Date, within thirty (30) days of any Person becoming a Material Subsidiary of Borrower, Borrower shall cause such Material Subsidiary to execute and deliver to Agent, with counterparts for each party, a Guaranty, with such opinions (including opinions from local counsel in the jurisdiction in which any such Material Subsidiary is organized or formed), in form and substance and from counsel satisfactory to Agent and the Lenders, as Agent and the Lenders may reasonably require.

4. FINANCIAL MATTERS; REPORTS

4.1 Reports and Notices. Borrower represents, agrees and promises that from and after the Effective Date until the Termination Date, Borrower shall deliver or cause to be delivered to Agent:

     (1) within forty-five (45) days following the end of each Fiscal Quarter, the unaudited Financial Statements for such Fiscal Quarter, which Financial Statements shall provide comparisons on a year-to-date basis, and accompanied by a certification by the Chief Financial Officer or Treasurer of Borrower that such Financial Statements are complete and correct, that there was no Default or Event of Default (or specifying those Defaults or Events of Default that he or she was aware), and showing in reasonable detail the calculations used in determining compliance with the financial covenants hereunder;

     (2) within one hundred five (105) days following the close of each audited Fiscal Year, the Financial Statements for such Fiscal Year certified without qualification by an independent certified accounting firm acceptable to the Lenders, which Financial Statements shall provide comparisons on a year-to-date basis, and accompanied by (i) a statement in reasonable detail showing the calculations used in determining compliance with the financial covenants hereunder, (ii) a report from Borrower's accountants to the effect that in connection with their audit examination nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred or specifying those Defaults or Events of Default of which they are aware, and
(iii) any management letter that may be issued; and

     (3) within ten (10) Business Days of the end of each calendar month, a certification by the Chief Executive Officer or Treasurer setting forth (i) the Receivables Value, (ii) the Collateral Value, and (iii) the aggregate of all amounts paid by the Receivable Obligors pursuant to the Receivable Obligor Contracts during the preceding calendar month;

     (4) promptly, written notice of the occurrence of any Default or Event of Default, and the occurrence of existence of any event or circumstances that with the giving of notice, the lapse of time, or both, is reasonably likely to (if not cured or remedied during such time) constitute a Default or an Event of Default;

     (5) promptly, written notice of any matter that has resulted or may result in a Material Adverse Effect; and

     (6) such other information respecting the business, financial condition, prospects or projections of Borrower or any Affiliate thereof as Agent or any Lender reasonably may request from time to time.

4.2 Financial Covenants. The applicable Credit Parties shall not breach any of the financial covenants set forth in Schedule E.

4.3 Other Reports. Borrower shall notify Agent and Collateral Agent promptly of any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline. Borrower shall, upon the request of Agent, furnish to Agent for each Lender such other reports in connection with the affairs, business, financial condition, operations, prospects or management of any Credit Party or the Collateral as Agent may request, all in reasonable detail, and Borrower shall advise Agent promptly, in reasonable detail, of: (a) any Lien, other than Permitted
Encumbrances, attaching to or asserted against any of the Collateral; (b) any material change in the composition of the Collateral; and (c) the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect.

5. NEGATIVE COVENANTS

     Each of the Borrower, Precision Tool (in the case of Precision Tool, only with respect to Sections 5(a) through 5(f), 5(h), 5(i) and 5(o)) and the other Credit Parties (in the case of such other Credit Parties, only with respect to Sections 5(a), 5(c), 5(h) and 5(i)) covenant and agree that, without the Lenders' prior written consent, from the Effective Date (or the Funding Date in the case of Precision Tool) until the Termination Date, it shall not directly or indirectly, by operation of law or otherwise:

     (1) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person or form any Subsidiary, except that any Subsidiary of the applicable Credit Party may merge or consolidate with such Credit Party or another Subsidiary of such Credit Party (so long as such Credit Party is the surviving corporation from any such transaction if it is involved therein) and the applicable Credit Party or any Subsidiary of such Credit Party may acquire all or substantially all of the assets of capital Stock of another Subsidiary of such Credit Party;

     (2) make any investment in, or make or accrue loans or advances of money to, any Person other than to a Credit Party; provided, however, that any Credit Party may make investments in, or make or accrue loans or advances of money to any Subsidiary or Affiliate in an aggregate amount not to exceed U.S. $1,000,000 so long as such investments, loans or advances are in the ordinary course of business pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable than would be obtained in a comparable arm's length transaction with a person that is not a Subsidiary or Affiliate of such Credit Party;

     (3) create, incur, assume or permit to exist any Indebtedness, except: (i) the Obligations; (ii) Indebtedness (other than the Obligations) in an aggregate outstanding amount not exceeding U.S.$2,000,000 for all the Credit Parties on a consolidated basis; (iii) deferred taxes; (iv) Guaranteed Indebtedness (A) by endorsement of instruments or items of payment for deposit to its general account or (B) incurred for the benefit of Borrower if the primary obligation is permitted by this Agreement ; and (v) other Indebtedness set forth in Disclosure Schedule (3.8); provided, however, that none of the Indebtedness referenced in clauses (ii) and (v) hereof shall be on terms and conditions of that are more favorable to the lenders thereunder than the terms and conditions of this Agreement, unless such terms and conditions are incorporated into this Agreement for the benefit of the Lenders and Agent.

     (4) other than as disclosed in detail in Disclosure Schedule (5(d)), enter into any lending, borrowing or other commercial transaction with any of its employees or directors;

     (5) make any changes in any of its business objectives, purposes, or operations which could have or reasonably be expected to have a Material Adverse Effect;

     (6) amend its charter, by-laws or other organizational documents;

     (7) [Reserved];

     (8) create or permit any Lien on any of its properties or assets, except for Permitted Encumbrances;

     (9) sell, transfer, convey, assign or otherwise dispose of any of its assets or properties, including its Accounts (provided, that the foregoing shall not prohibit the sale of inventory or obsolete or unnecessary equipment or real estate in the ordinary course of its business);

     (10) take any action or omit to take any action, which act or omission would constitute a material default or an event of default pursuant to, or noncompliance with any "contractual obligation," which defaults, events of default or non-compliances, individually or together, could reasonably be expected to have a Material Adverse Effect; for purposes of this Section 5(j), "contractual obligation" shall mean any contract, lease, mortgage, deed of trust or instrument to which such Credit Party is a party or by which it or any of its property is bound, or any document creating a Lien;

     (11) cancel any debt owing to it, except for reasonable consideration and in the ordinary course of its business;

     (12) make or permit any Restricted Payment;

     (13) engage in any business other than that presently engaged in;

     (14) cancel,  terminate,  breach,  amend or  otherwise  modify any material
contract  if  such   cancellation,   termination,   breach  amendment  or  other
modification could reasonably be expected to have a Material Adverse Effect;

     (15) permit in any form the reduction of the capital stock of Borrower.

6. SECURITY INTEREST; CASH MANAGEMENT

6.1 Security. To secure the prompt and complete payment, performance and observance of all of the Obligations, and to induce the Lenders to enter into the Loan Documents and, subject to the requirements of Section 2.2, make the Loan provided for herein, Borrower hereby grants to the Collateral Agent for the ratable benefit of the Lenders a security interest in all of the Collateral. In furtherance of the foregoing, (a) Borrower agrees to (X) execute the Payment Source Agreement and the Assignment and Security Agreement assigning its payment rights to the Receivables to the Collateral Agent for the ratable benefit of the Lenders, and (Y) execute such agreements as may be required pursuant to this
Article 6 granting the Collateral Agent, for the ratable benefit of the Lenders, a security interest in the bank accounts established or maintained pursuant to this Article 6, and (b) as of the Funding Date, Elamex USA, a wholly-owned subsidiary of Borrower, agrees to execute the Pledge Agreement, pledging all the Pledged Shares to the Collateral Agent for the ratable benefit of the Lenders. Each of Borrower and Elamex USA further agrees to deliver all other necessary documents, instruments and opinions required to accomplish their respective grants of security interests in the Receivables, bank accounts and Pledged Shares.

6.2 Maintenance of Bank Accounts. Borrower: (i) shall not (and shall not permit any of its Subsidiaries to) open or maintain any deposit, checking, operating or other bank account, or similar money handling account, with any bank or other financial institution to collect proceeds or payments of the Receivables, except for those accounts identified in Supplemental Disclosure Schedule (3.19), which supplement shall be delivered to Agent by Borrower immediately upon the establishment of the bank accounts specified in this Article 6; and (ii) shall not (and shall not permit any of its Subsidiaries to) close or permit to be closed any such accounts listed in Supplemental Disclosure Schedule (3.19), in each case without Agent's, Collateral Agent's and the Lender's prior written consent, and then only after Borrower has implemented agreements with such bank or financial institution and the Collateral Agent acceptable to Agent, the Collateral Agent and the Lenders.

6.3 Collateral Accounts. Borrower shall at all times maintain the lock box account designated on Supplemental Disclosure Schedule, (3.19) or such additional or substitute lock boxes and lock box accounts as Agent, the Collateral Agent and the Lenders may approve in their sole discretion

(collectively, the "Collateral Accounts"). On or before the Funding Date, the bank at which the initial Collateral Accounts (listed in Supplemental Disclosure
Schedule 3.19) is held shall have entered into a tri-party lock box agreement (the "Collateral Account Service Agreement") with the Collateral Agent, Comerica and Borrower, in form and substance acceptable to the Collateral Agent, which Collateral Account Service Agreement shall (a) contain a pledge for security of such Collateral Account, (b) provide for the daily sweep of all funds in the Collateral Account to the Operating Account, and (c) grant the Collateral Agent, for the ratable benefit of the Lenders, full control over the Collateral Account, including the right to close such account and cause funds therein to be remitted to an account designated by Agent as instructed by the Lenders. In no event shall Borrower open or maintain any Collateral Account unless such Collateral Account is subject to the Collateral Account Services Agreement (or an agreement in substantially the same form and approved by the Collateral Agent and the Lenders). Commencing on the Funding Date and until the Termination Date, Borrower shall deposit or cause to be deposited, directly, in either case on the date of receipt thereof, all cash, checks, notes, drafts or other similar items relating to or constituting proceeds of or payments made in respect of any and all Receivables and all other receipts into a Collateral Account.

6.4 Operating Account. As of the Funding Date, Borrower shall at all times maintain (a) the deposit account for each Collateral Account, as listed in Supplemental Disclosure Schedule (3.19), or such additional or substitute deposit accounts as Agent, the Collateral Agent and the Lenders may approve in their sole discretion (collectively the "Operating Account"). On or before the Funding Date, the bank at which the Operating Account is held shall have entered into tri-party agreement (the "Pledged Account Agreement (Operating Account)") with Collateral Agent, Comerica and Borrower, in form and substance acceptable to Agent, the Collateral Agent and the Lenders, which Pledged Account Agreement (Operating Account) shall (a) contain a pledge for security of such deposit account, and (b) grant to the Collateral Agent the right to close such accounts and cause funds therein to be remitted to Agent for the benefit of the Lenders.

6.5 Reserve Account. On or before the Funding Date, Borrower shall establish and thereafter maintain the reserve account identified in Supplemental Disclosure Schedule (3.19) (the "Reserve Account"). On or before the Funding Date, the Collateral Agent, Borrower and the bank at which the Reserve Account is maintained shall have entered into a tri-party agreement (the "Pledged Account Agreement (Reserve Account)"), in form and substance acceptable to Agent, the Collateral Agent and the Lenders, which Pledged Account Agreement (Reserve Account) shall (a) contain a pledge for security of such Reserve Account, and
(b) grant to the Collateral Agent the exclusive control over access to funds in the Reserve Account. Upon written instructions of the Agent, Collateral Agent shall from time to time invest funds on deposit in the Reserve Account in time deposits maturing no later than thirty (30) days from the creation thereof with Comerica. All income, earnings, interest on and proceeds of investments shall be deemed part of the Reserve Account.

6.6 Minimum Collateral Value: The Collateral Value shall not be less than U.S.$24,000,000 on any date of determination thereof (the "Minimum Collateral Value"). In the event the Collateral Value, on any date of determination thereof, is less than the Minimum Collateral Value, Borrower shall deposit into the Reserve Account the funds necessary to cause the Collateral Value to be equal to the Minimum Collateral Value. In the event that the Collateral Value, on any date of determination thereof, is greater than the Minimum Collateral Value, Borrower may request that Agent instruct the Collateral Agent to deposit into the Operating Account, the "Excess Funds" on deposit in the Reserve Account, if any. For the purposes of this Section 6.8, "Excess Funds" shall mean any funds on deposit in the Reserve Account, the withdrawal of which, would not cause the Collateral Value to be less than the Minimum Collateral Value.

7. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

7.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

     (1) Borrower shall fail to make any payment in respect of any Obligations when due and payable or declared due and payable; or

     (2) Any Credit Party shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms or provisions contained in this Agreement or any of the other Loan Documents, regardless of whether such breach involves a covenant, promise, agreement, condition, requirement, term or provision with respect to any Credit Party that has not signed this Agreement; or

     (3) an event of default shall occur under any other material agreement, document or instrument to which any Credit Party is a party, or by which any such Person or its property is bound, and such event of default (i) involves the failure to make any payment, whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness (other than the Obligations) of such Person in an aggregate amount exceeding the Minimum Actionable Amount, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof in an aggregate amount exceeding the Minimum Actionable Amount to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

     (4) any representation or warranty in this Agreement or any other Loan Document, or in any written statement pursuant hereto or thereto, or in any report, financial statement or certificate made or delivered to Lender by any Credit Party shall be untrue or incorrect as of the date when made, regardless of whether such breach involves a representation or warranty with respect to any Credit Party that has not signed this Agreement; or

     (5) any of the assets of any Credit Party shall be attached, seized, levied upon or subjected to a writ or distress warrant; or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of such Person, and shall remain unstayed or undismissed for sixty (60) consecutive days; or any Person other than any Credit Party shall apply for the appointment of a receiver, trustee or custodian for any of such Credit Party's assets, which application shall remain unstayed or undismissed for sixty (60) consecutive days; or any Credit Party shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

     (6) a case or proceeding shall have been commenced involuntarily against any Credit Party in a court having competent jurisdiction seeking a decree or order: (i) under the United States Bankruptcy Code or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law, and seeking either (a) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such Person or of any substantial part of its properties, or (b) the reorganization or winding up or liquidation of the affairs of any such Person and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (ii) invalidating or denying (a) any Person's right, power, or competence to enter into or perform any of its obligations under any Loan Document, or (b) the validity or enforceability of this Agreement or any other Loan Document or any action taken hereunder or thereunder; or

     (7) Any Credit Party shall (i) file a petition under the United States Bankruptcy Code or any other applicable Federal, state or foreign bankruptcy, insolvency, suspension of payments or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any such Person or of any substantial part of its properties, (iii) fail generally to pay (or admit in writing its inability to pay) its debts as such debts become due, or (iv) take any corporate action in furtherance of any such action; or

     (8) final judgment or judgments for the payment of money in excess of the Minimum Actionable Amount in the aggregate shall be rendered against any Credit Party, unless the same shall be (i) fully covered by insurance and the issuer(s) of the applicable policies shall have acknowledged full coverage in writing within fifteen (15) days of judgment, or (ii) vacated, stayed, bonded, paid or discharged within a period of fifteen (15) days from the date of such judgment; or

     (9) any other event shall have occurred which could have or reasonably be expected to have a Material Adverse Effect and Agent shall have given Borrower notice thereof;

     (10) a Change of Control of any Credit Party shall have occurred without the written consent of Agent and the Lenders; or

     (11) Any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purposed to be covered thereby; or

     (12) an event of default shall occur under any agreement, document or instrument to which any Credit Party is a party and under which GE Capital, Comerica or their respective Subsidiaries or Affiliates, is a lender or creditor; or

     (13) any Receivable Obligor shall fail to send any payment pursuant to any Receivable Obligor Contract to the Collateral Account or the Operating Account; or

     (14) Borrower  shall fail to deposit into the Reserve  Account  within five
(5) days, the amounts required pursuant to Section 6.5.

7.2 Remedies.

     (1) If any Default or Event of Default shall have occurred and be continuing, then Lenders may upon notice to Borrower from Agent, increase the rate of interest applicable to the Loan to the Default Rate, as provided in
Section 1.5(d), effective as of the date of the initial Default. In addition, if any Event of Default shall have occurred and be continuing, Agent may, with the consent of the Lenders, or Agent shall, upon the direction of Lenders, without notice to Borrower, take any one or more of the following actions: (1) declare all or any portion of the Obligations to be forthwith due and payable, whereupon such Obligations shall become and be due and payable; (2) instruct the Collateral Agent to redirect funds deposited in the Collateral Account as instructed by Lenders, close the Operating Account and take possession of the funds therein, and take possession of the funds in the Reserve Account, or (3) exercise any rights and remedies provided to Agent, the Collateral Agent or the Lenders under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of an Event of Default specified in Sections 7.1 (e), (f) or (g), the Obligations shall become immediately due and payable without declaration, notice or demand by Agent or any Lender, each of which is hereby waived by Borrower.

     (2) Without limiting the generality of the foregoing, each Credit Party expressly agrees that upon the occurrence of any Event of Default, Agent may instruct Collateral Agent to collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Lenders the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Borrower hereby releases. Such sales may be adjourned, or continued from time to time with or without notice.

     (3) Each Credit Party further agrees, upon the occurrence of an Event of Default and at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at Borrower's premises or elsewhere. Until the Collateral Agent is able to effect a sale, lease, or other disposition of the Collateral, the Collateral Agent shall have the right to complete, assemble, use or operate the Collateral or any part thereof, to the extent that the Collateral Agent deems appropriate, for the purpose of preserving such Collateral or its value or for any other purpose. The Collateral Agent shall have no obligation to Borrower to maintain or preserve the rights of Borrower as against third parties with respect to any Collateral while such Collateral is in the possession of the Collateral Agent. The Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Collateral Agent's or the Lenders' remedies with respect to such appointment without prior notice or hearing. To the maximum extent permitted by applicable law, Borrower waives all claims, damages, and demands against Agent, the Collateral Agent and the Lenders, their Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person. Borrower agrees that ten
(10) days prior notice by the Collateral Agent to Borrower of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Lenders are entitled.

     (4) The Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which the Lenders may have under any Loan Document or at law or in equity. Recourse to the Collateral shall not be required. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this Agreement invalid, unenforceable, in whole or in part.

7.3 Waivers by Credit Party. Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, each Credit Party waives:
(a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, the Notes or any other notes, commercial paper, Accounts, Contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by the Collateral Agent for the benefit of the Lenders on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever the Collateral Agent may do in this regard; (b) all rights to notice and a hearing prior to the Collateral Agent's taking possession or control of, or to the Collateral Agent's reply attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Agent, the Collateral Agent or the Lenders to exercise any of their remedies; and (c) the benefit of all valuation, appraisal and exemption laws. Borrower acknowledges that it has been advised by counsel of its choice and decisions with respect to this Agreement, the other Loan Documents and the transactions evidenced hereby and thereby.

7.4 Proceeds. The Proceeds of any sale, disposition or other realization upon any Collateral shall be applied by Lenders upon receipt, in the following order of priorities: first, to reimburse or pay in full the reasonable expenses of the Collateral Agent incurred in connection with such sale, disposition or other realization, including all other expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith; second, to the Lenders as specified in Section 1.9; and third, after payment and satisfaction in full in cash of all of the Obligations, and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-504(1)(c) of the Code (but only after the Collateral Agent has received what the Collateral Agent considers reasonable proof of a subordinate party's security interest), the surplus, if any, to Borrower or its representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

8. SUCCESSORS AND ASSIGNS

         Each Loan Document shall be binding on and shall inure to the benefit of each Credit Party, the Lenders, Agent and the Collateral Agent and their respective successors and assigns, except as otherwise provided herein or therein. Each Credit Party may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties under any Loan Document without the prior express written consent of the Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of the Lenders shall be void. The terms and provisions of this Agreement and the other Loan Documents are for the purpose of defining the relative rights and obligations of Borrower, the other Credit Parties, Agent, the Collateral Agent and the Lenders with respect to the transactions contemplated hereby and thereby, and there shall be no third party beneficiaries of any of the terms and provisions of any of the Loan Documents. Each Lender reserves the right at any time to create and sell a participation in the Loans and the Loan Documents and to sell, transfer or assign any or all of its rights in the Loans and under the Loan Documents all without the consent of any Credit Party.

9. APPOINTMENT OF AGENT

9.1 Appointment of Agent. GE Capital is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and certain of the other Loan Documents. The provisions of this Section 9.1 are solely for the benefit of Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

     If Agent shall request instructions from the Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Lenders or all affected Lenders, as applicable.

9.2 Agent's Reliance, Etc. Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limitation of the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

9.3 GE Capital and Affiliates. With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

9.4 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements (and any other financial statements provided by any Credit Party) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

9.5 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by any Credit Party and without limiting the obligations of the Credit Parties hereunder), ratably according to their respective Commitments from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Agent's gross negligence or wilful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by any Credit Party.

9.6 Successor Agent. Agent may resign at any time by giving not less than thirty
(30) days' prior written notice thereof to Lenders and Borrower. Upon any such resignation, Comerica shall have the option to become the successor Agent; provided that if Comerica does not agree to become the successor Agent within ten (10) days of the Agent's notice of resignation, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within thirty
(30) days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. Agent may be removed at the written direction of the holders (other than Agent) of two-thirds or more of the Commitments.

10. MISCELLANEOUS

10.1  Complete  Agreement;   Modification  of  Agreement.   The  Loan  Documents
constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied), and may not be modified, altered, waived or amended except by a written agreement signed by Agent, the Collateral Agent (to the extent it is a party thereto) and the Lenders, any Credit Party executing this Agreement or any other Loan Document. Any Credit Party executing this Agreement or any other Loan Document shall have all duties and obligations under this Agreement and such other Loan Document from the date of its execution and delivery, regardless of whether the Loan has been funded at that time.

10.2 Expenses. Borrower shall reimburse Agent, the Collateral Agent and the Lenders for all reasonable out-of-pocket expenses as set forth in Schedule C.

10.3 No Waiver. Neither Agent's, Collateral Agent's or the Lenders' failure, at any time or times, to require strict performance by the Credit Parties of any provision of any Loan Document, nor Agent's, Collateral Agent's or the Lenders' failure to exercise, nor any delay in exercising, any right, power or privilege hereunder, (a) shall waive, affect or diminish any right of Agent, Collateral

Agent or the Lenders thereafter to demand strict compliance and performance therewith, or (b) shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Any suspension or waiver of a Default, Event of Default, or other provision under the Loan Documents shall not suspend, waive or affect any other Default or Event of Default under any Loan Document, whether the same is prior or subsequent thereto and whether of the same or of a different type, and shall not be construed as a bar to any right or remedy which the Lenders would otherwise have had on any future occasion. None of the undertakings, indemnities, agreements, warranties, covenants and representations of any Credit Party to Agent, Collateral Agent and the Lenders contained in any Loan Document and no Default or Event of Default by any Credit Party under any Loan Document shall be deemed to have been suspended or waived by Agent, Collateral Agent and the Lenders, unless such waiver or suspension is by an instrument in writing signed by an officer or other authorized employee of Agent and directed to such Credit Parties specifying such suspension or waiver (and then such waiver shall be effective only to the extent therein set forth), and Agent, Collateral Agent and the Lenders shall not, by any act (other than execution of a formal written waiver), delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder.

10.4 Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of any Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under the Loan Documents shall in any way affect or impair the Obligations, duties, indemnities, and liabilities of the Credit Parties or the rights of Agent, Collateral Agent and the Lenders relating to any unpaid Obligation, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Maturity Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties and all rights of the Lenders, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the indemnity obligations of the Credit Parties under the Loan Documents shall survive the Termination Date.

10.5 Conflict of Terms. Except as otherwise provided in any Loan Document by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any other Loan Document, the provision contained in this Agreement shall govern and control.

10.6 Authorized Signature. Until Agent shall be notified by any of the Credit Parties to the contrary, the signature upon any document or instrument delivered pursuant hereto and believed by Agent or any of Agent's officers, agents, or employees to be that of an officer of such Credit Party listed in the Secretarial Certificate in the form of Exhibit B shall bind such Credit Party and be deemed to be the act of such Credit Party affixed pursuant to and in accordance with resolutions duly adopted by the Credit Party's Board of Directors, and Agent shall be entitled to assume the authority of each signature and authority of the person whose signature it is or appears to be unless the person acting in reliance of such signature shall have actual knowledge of the fact that such signature is false or the person whose signature or purported signature is presented is without authority.

10.7 Notices. Except as otherwise provided herein, whenever any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing. Any notice, demand, request, consent, approval, declaration or other communication made to Agent, Collateral Agent or any Lender by any Credit Party shall be deemed to have been validly served, given or delivered upon the actual receipt thereof. Except as set forth in the preceding sentence, any notice, demand, request, consent, approval, declaration or other communication made to any party by any other party shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 10.7); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Schedule 1.1 or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than the Credit Parties, Agent or the Lenders) designated in Schedule 1.1 to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. All notices to Agent or any Lender shall be given in the English language or otherwise accompanied by an English translation.

10.8 Section Titles. The Section titles and Table of Contents contained in any Loan Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

10.9 Counterparts. Any Loan Document may be executed in any number of identical counterparts, which shall constitute an original and collectively and separately constitute a single instrument or agreement.

10.10 Time of the Essence. Time is of the essence for performance of the Obligations under the Loan Documents.

10.11 GOVERNING LAW.

     (1) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS ARISING UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY

APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY CREDIT PARTY AND OR PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, THE LENDERS, AND EACH CREDIT PARTY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT OR THE LENDERS FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT OR THE LENDERS. AND EACH CREDIT PARTY EXECUTING THIS AGREEMENT EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED
APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN SCHEDULE 1.1 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTIES' ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

     (2) Each Credit Party hereby irrevocably appoints CT Corporation System, with an office on the date hereof at 1633 Broadway, New York, New York 10019, United States (the "Process Agent"), as its agent to receive on its behalf and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding in any such New York State or Federal court. Such service may be made by mailing or delivering a copy of such process to each Credit Party in care of the Process Agent at the Process Agent's above address, and each Credit Party hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, such Credit Party also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Credit Party at its address specified in Schedule 1.1 hereof. Each Credit Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdiction, by suit on the judgment or in any other manner provided by law.

     Nothing in this Section shall affect the right of Agent or any Lender to serve legal process in any other manner permitted by law. To the extent that any Credit Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in and of execution, execution or otherwise) with respect to itself or its property, each Credit Party hereby irrevocably waives such immunity in respect of its obligations hereunder, under the Note or under any other Loan Document provided hereunder.

10.12 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES HERETO WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN AGENT, THE LENDERS, ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, this Loan Agreement has been duly executed as of the date first written above.

                          ELAMEX, S.A DE C.V.

                          By:   /s/ Carlos D. Martens

                          Name: Carlos D. Martens

                          Title:Vice-President and Chief Financial Officer


                          GENERAL ELECTRIC CAPITAL CORPORATION,
                          as Agent

                          By:   /s/ Kim A. Tanner

                          Name: Kim A. Tanner

                          Title:_________________________


                          COMERICA BANK, as Collateral Agent

                          By:   /s/ Juan C. Sanchez

                          Name: Juan C. Sanchez

                          Title:Assistant Vice President


                          GENERAL ELECTRIC CAPITAL CORPORATION,
                          as Lender

                          By:   /s/ Kim A. Tanner

                          Name: Kim A. Tanner

                          Title:_________________________


                          COMERICA BANK, as Lender

                          By:   /s/ Juan C. Sanchez

                          Name: Juan C. Sanchez

                          Title:Assistant Vice President

     The undersigned are signatories to this Agreement in their capacity as Credit Parties and not as a Borrower. Each of the undersigned who also are Guarantors hereby: (i) acknowledge and consent to the execution, delivery and performance of this Agreement; (ii) confirm the truth and validity of the representations and warranties set forth herein, to the extent such representations an warranties pertain to the undersigned, respectively, and
(iii) ratify and agree to perform the covenants and agreements set forth in this Agreement, to the extent such covenants and agreements specifically pertain to the undersigned, respectively.

                         ELAMEX DE JUAREZ, S.A. DE C.V.


                         By:   /s/ Carlos D. Martens

                         Name: Carlos D. Martens

                         Title:Vice-President and Chief Financial Officer


                         ELAMEX DE NUEVO LAREDO, S.A. DE C.V.


                         By:   /s/ Carlos D. Martens

                         Name: Carlos D. Martens

                         Title:Vice-President and Chief Financial Officer


                         ELAMEX DE OCCIDENTE, S.A. DE C.V.


                         By:   /s/ Carlos D. Martens

                         Name: Carlos D. Martens

                         Title:Vice-President and Chief Financial Officer


                         ELECTRONICA ALCAZAR, S.A. DE C.V.


                         By:   /s/ Carlos D. Martens

                         Name: Carlos D. Martens

                         Title:Vice-President and Chief Financial Officer

                         MANUFACTURAS DE TAMAULIPAS, S.A. DE C.V.


                         By:   /s/ Carlos D. Martens

                         Name: Carlos D. Martens

                         Title:Vice-President and Chief Financial Officer

                         MANUFACTURAS DE NORESTE, S.A. DE C.V.


                         By:   /s/ Carlos D. Martens

                         Name: Carlos D. Martens

                         Title:Vice-President and Chief Financial Officer


                         ELAMEX USA, CORP.


                         By:   /s/ Carlos D. Martens

                         Name: Carlos D. Martens

                         Title:Vice-President and Chief Financial Officer

                    INDEX OF ANNEXES, SCHEDULES AND EXHIBITS


Annex A        -         Commitments

Schedule A     -         Definitions
Schedule B     -         Disclosure Schedules
Schedule C     -         Fees and Expenses
Schedule D     -         Schedule of Documents
Schedule E     -         Financial Covenants

Schedule 1.1   -         Lender's and Borrower's Representatives for Notices;
                         Addresses
Schedule 1.2   -         Eligible Receivables


Exhibit A      -         Form of Note
Exhibit B      -         Form of Secretarial Certificate
Exhibit C      -         Form of Pledge Agreement
Exhibit D      -         Form of Receivables Source Agreement
Exhibit E      -         Form of Assignment Agreement
Exhibit F      -         Form of Receivables Value Calculation Report


                                     ANNEX A


                                   COMMITMENTS


Lender                                               Commitment

General Electric Capital Corporation                 U.S.$10,000,000

Comerica Bank                                        U.S.$10,000,000

Total Commitments                                    U.S.$20,000,000

                            SCHEDULE A - DEFINITIONS

In addition to the defined terms appearing below, capitalized terms used in the Agreement and the other Loan Documents shall have (unless otherwise provided elsewhere in the Agreement or in the other Loan Documents) the following respective meanings:

"Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Person, including: (i) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by chattel paper, documents or instruments), whether arising out of goods sold or services rendered or from any other transaction (including any such obligations which may be characterized as an account or contract right under the Code); (ii) all of such Person's rights in, to and under all purchase orders or receipts for goods or services; (iii) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (iv) all moneys due or to become due to such Person under all purchase orders and contracts for the sale of goods or the performance of services or both by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person), including the right to receive the proceeds of said purchase orders and contracts; and (v) all collateral security and guarantees of any kind given by any other Person with respected to any of the foregoing.

"Acquisition" shall mean the purchase by Borrower of all the outstanding capital stock of Precision Tool.

"Acquisition Documents" shall have the meaning specified in Section 2.2(e)(i).

"Affiliate" shall mean, with respect to any Person: (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person; (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person; or (iii) each of such Person's officers, directors, joint venturers and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" shall mean the Loan Agreement to which this Schedule A is attached or otherwise identified, including all Appendices attached or otherwise identified thereto, restatements and modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative; provided, that except as specifically set forth in the Agreement, any reference to the Disclosure Schedules to the Agreement shall be deemed a reference to the Disclosure Schedules as in effect on the Effective Date or in a written amendment thereto executed by Borrower, Agent and the Lenders in accordance with Section 10.1.

"Appendices" shall have the meaning assigned to it in the Recitals of the Agreement.

"Assignment and Security Agreement" shall mean that Assignment and Security Agreement dated the date hereof by and between Borrower and the Collateral Agent substantially in the form of Exhibit E hereto.

"Books and Records" shall mean all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, accounting books and records, financial statements (actual and pro forma), and filings with Governmental Authorities.

"Borrower" shall mean the Person identified in the preamble of the Agreement.

"Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York, Michigan or in Mexico.

"Capital Expenditures" shall mean all payments or accruals (including Capital Lease Obligations) for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

"Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise would be disclosed as such in a note to such balance sheet, other than, in the case of Borrower, any such lease under which Borrower is the lessor.

"Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

"Change of Control" shall mean, with respect to any Credit Party on or after the Effective Date (i) that any Person or "group," other than the current holders of Stock of such Credit Party, shall acquire "beneficial ownership" (as such terms are defined under Section 13d-3 of and Regulation 13D under the Securities Exchange Act of 1934) either directly or indirectly, of more than five percent (5%) of the outstanding shares of Stock of such Credit Party having the right to vote for the election of directors of such Credit Party under ordinary circumstances, (ii) that any change in the composition of its stockholders as of the Effective Date shall occur which would result in any stockholder or group acquiring 49.9% or more of any class of Stock of such Credit Party, or (iii) that any Person (or group of Persons acting in concert) shall otherwise acquire the power to direct the management or affairs of such Credit Party by obtaining proxies, entering into voting agreements or trusts, acquiring securities or otherwise.

"Charges" shall mean all Federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable), levies, assessments, charges, liens, and all additional charges, interest, penalties, expenses, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of any Credit Party, (iv) the ownership or use of any assets by any Credit Party, or (v) any other aspect of any Credit Party's business.

"Claim" shall mean any and all suits, actions, or proceedings in any court or forum, at law, in equity or otherwise; any costs, fines, deficiencies, or penalties; any asserted claims or demands by any Person; any arbitration demands, proceedings or awards; any damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of collection, defense or appeal); any enforcement of rights and remedies; or any criminal, civil or regulatory investigations.

"Code" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of the Agreement relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

"Collateral" shall mean the Receivables, the Pledged Shares, the Collateral Account, the Operating Account and the Reserve Account, and all Proceeds (including insurance proceeds) of any of the foregoing, regardless of whether the Collateral, or any of it, is property as to which the Code provides for the perfection of a security interest, and all rights and remedies applicable to such property.

"Collateral Account" shall have the meaning assigned to it in Section 6.3.

"Collateral  Account Service Agreement" shall have the meaning assigned to it in
Section 6.3.

"Collateral Agent" shall mean Comerica in its capacity as Collateral Agent under the Guaranty and any other agreement, document or instrument executed in connection with any Collateral.

"Collateral Value" shall mean the sum, expressed in a Dollar amount, of (A) the Pledged Shares Value plus (B) the Receivables Value plus (C) the Reserve Account Balance.

"Commitment" means as to any Lender, the commitment of such Lender with respect the Loan as set forth on Annex A to this Agreement.

"Contracts" shall mean all the contracts, undertakings, or agreements (other than rights evidenced by chattel paper, documents or instruments) in or under which any Person may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

"Copyright License" shall mean rights under any written agreement now owned or hereafter acquired by any Person granting the right to use any Copyright or Copyright registration.

"Copyrights" shall mean all of the following now owned or hereafter acquired by any Person: (i) all copyrights in any original work of authorship fixed in any tangible medium of expression, now known or later developed, all registrations and applications for registration of any such copyrights in the United States or any other country, including registrations, recordings and applications, and supplemental registrations, recordings, and applications in the United States Copyright Office; and (ii) all Proceeds of the foregoing, including license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all renewals and extensions thereof.

"Credit Party" shall mean (i) Borrower, Precision Tool (but only as of the Funding Date) Elamex USA, the Mexican Operating Subs and (ii) each Subsidiary of Borrower that is or may become a Guarantor who has incurred obligations under or in respect of the Agreement or has granted or will grant the Collateral Agent a Lien on Collateral in support of the Obligations with or without direct liability, and each other Person, other than Agent, the Lenders, and Borrower, who has executed the Agreement or any other Loan Document.

"Credit Party Financial Statements" shall mean the consolidated and consolidating income statement, balance sheet and statement of cash flows of Precision Tool and Elamex USA and each such Credit Party's Subsidiaries, internally prepared for each Fiscal Month, and audited for each Fiscal Year, prepared in accordance with GAAP.

"Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

"Default Rate" shall have the meaning assigned to it in Section 1.5(d).

"DOL" shall mean the United States Department of Labor or any successor thereto.

"Dollars" or "U.S.$" shall mean the lawful currency of the U.S.

"Effective Date" shall mean the Business Day on which the conditions precedent set forth in Section 2.1 have been satisfied or specifically waived in writing by Agent and each Lender.

"Effective  Date Closing Fee" shall have the meaning  assigned to it in Schedule
C.

"Elamex USA" means Elamex USA, Corp., a Delaware corporation.

"Eligible Receivables" shall mean those Receivables that meet the requirements set forth in Schedule 1.6.

"Environmental Laws" shall mean all foreign, Federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. ss.ss. 9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act (49 U.S.C. ss.ss. 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss.ss. 136 et seq.); the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.) ("RCRA"); the Toxic Substance Control Act (15 U.S.C. ss.ss. 2601 et seq.); the Clean Air Act (42 U.S.C. ss.ss. 740 et seq.); the Federal Water Pollution Control Act (33 U.S.C. ss.ss. 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. ss.ss. 651 et seq.) ("OSHA"); and the Safe Drinking Water Act (42 U.S.C. ss.ss. 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous foreign, state and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

"Environmental Liabilities and Costs" shall mean all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law

(including any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority) and which relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Release, threatened Release, or the presence of a Hazardous Material.

"Environmental Permits" shall mean all permits, licenses, administrative orders, consent orders, consent decrees, governmental agency agreements or other written documents detailing required environmental performance expected of Borrower or any other Credit Party by any Governmental Authority.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), and any regulations promulgated thereunder.

"ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is a member of a "controlled group of corporations," a group of trades or businesses under "common control," or an "affiliated service group," which includes Borrower or any Credit Party, within the meaning of Sections 414(b),
(c), (m) or (o) of the IRC.

"ERISA Event" shall mean: (i) any of the events described in Section 4043(c) of ERISA with respect to a Title IV Plan or a Multiemployer Plan with respect to which the 30-day notice requirement has not been waived by regulation; (ii) the withdrawal of Borrower, any other Credit Party or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a "substantial employer," as defined in Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of Borrower, any other Credit Party or any ERISA Affiliate from any Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (v) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by PBGC; (vi) a transfer, within the preceding five years which resulted or will result in a Title IV Plan with Unfunded Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of Borrower or any other Credit Party; or (vii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan, or which results in the reorganization of or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA, or the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

"Event of Default" shall have the meaning assigned to it in Section 7.1.

"Excess Withholding Taxes" means any withholding taxes, or any portion thereof, which would not have been imposed but for (a) failure by any Lender (i) to provide to Borrower upon request of Borrower, and if and when required under applicable law, a letter specifying that the Lenders are the effective beneficiary of the interest payments hereunder and under the Notes, as set forth in the "Resolution that Establishes General Rules and Other Provisions of a Tax Nature for 1999" (Resolucion que Establece Reglas Generales y Otras Disposiciones de Caracter Fiscal para el ano de 1999) or any equivalent general rules in effect thereafter while this Agreement shall remain in full force and effect, (ii) following a reasonable written request of Borrower to complete and file with the appropriate governmental authority, or to provide to Borrower such forms, certificates, information, applications or declarations prescribed by any such law, rule or regulation enacted or issued by Mexico or any political subdivision thereof or authority therein, or a double taxation treaty to which

Mexico is a party that are a precondition for a reduction of or exemption from such Taxes to which any Lender is entitled (provided, that such Lender shall be under no obligation to provide any information to Borrower which it deems, in such Lender's judgment, to be confidential or legally or commercially prejudicial to such Lender), or (iii) to use its reasonable commercial efforts to maintain its status as a Registered Entity; or (b) the participation or assignment of the Loan or any portion thereof to an entity which is not a Mexican bank or a Registered Entity at the time of such participation or assignment or which subsequently fails to comply with the provisions of clauses
(a)(i) through (a)(iii) above as applicable to any Lender.

"Federal Reserve Board" shall have the meaning assigned to it in Section 1.14.

"Fees" shall mean the fees due to the Lenders as set forth in Schedule C.

"Financial Statements" shall mean the consolidated, consolidating and non-consolidated (if applicable) income statement, balance sheet and statement of cash flows of Borrower or Precision Tool, as the case may be, and its respective Subsidiaries, internally prepared for each Fiscal Month, and audited for each Fiscal Year, prepared in accordance with GAAP.

"Fiscal Month" shall mean any of the monthly accounting periods of the applicable Credit Party.

"Fiscal Quarter" shall mean any of the quarterly accounting periods of the applicable Credit Party.

"Fiscal Year" shall mean the 12-month period of the applicable Credit Party ending December 31 (or, in the case of Precision Tool, June 30) of each year. Subsequent changes of the fiscal year of any Credit Party shall not change the term "Fiscal Year" unless Agent shall consent in writing to such change.

"Funding Date" shall have the meaning specified in Section 2.2.

"Funding Date Closing Fee" shall have the meaning assigned to it in Schedule C.

"GAAP" shall mean generally accepted accounting principles in (i) Mexico, with respect to those Credit Parties whose accounting practices are governed by Mexican accounting principles and (ii) the U.S. with respect to those Credit Parties whose accounting practices are governed by U.S. accounting principles, in each case as in effect from time to time, consistently applied.

"GE Capital" shall mean General Electric Capital Corporation, a New York corporation, and its successors and assigns.

"General Intangibles" shall mean all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Person, including all right, title and interest which such Person may now or hereafter have in or under any Contract, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments and rights of indemnification.

"Goodwill" shall mean all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

"Governmental Authority" shall mean any federal governmental authority (including such an authority of Mexico or the United States of America), any state or other political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, central bank, court or other tribunal having jurisdiction over Agent, the Lenders, Borrower or the respective property of each as the context may require.

"Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person: (i) to purchase or repurchase any such primary obligation; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

"Guarantor" shall mean each Person which executes a guaranty or a support, put or other similar agreement in favor of the Lenders in connection with the transactions contemplated by the Agreement.

"Guaranty" shall mean any agreement to perform all or any portion of the Obligations on behalf of Borrower or any other Credit Party, in favor of, and in form and substance satisfactory to, the Lenders, together with all amendments, modifications and supplements thereto, and shall refer to such Guaranty as the same may be in effect at the time such reference becomes operative or any Guaranty entered into pursuant to Section 3.27.

"Hazardous   Material"  shall  mean  any  substance,   material  or  waste,  the
generation, handling, storage, treatment or disposal of which is regulated by any Governmental Authority, or forms the bases of liability now or hereafter under, any Environmental Law in any jurisdiction in which Borrower or any other Credit Party has owned, leased, or operated real property or disposed of hazardous materials, including any material or substance which (i) is defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste" or other similar term or phrase under any Environmental Laws, or (ii) constitutes petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls, radioactive substances, volatile hydrocarbons or industrial solvents.

"IMSS" shall mean Instituto Mexicano del Seguro Social.

"Indebtedness" of any Person shall mean: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business and not more than forty-five (45) days past due); (ii) all obligations evidenced by notes, bonds, debentures or similar instruments; (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all Capital Lease Obligations; (v) all Guaranteed Indebtedness; (vi) all Indebtedness referred to in clauses (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness;
(vii) the Obligations; and (viii) all liabilities under Title IV of ERISA.

"Indemnified Person" shall have the meaning assigned to it in Section 1.11(a).

"INFONAVIT" shall mean Instituto del Fondo Nacional de la Vivienda para los Trabajadores.

"Instruments" shall mean all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all certificated securities and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

"Intellectual Property" shall mean any and all Licenses, Patents, Copyrights and Trademarks.

"Interest Payment Date" means the last day of each LIBOR Period applicable to the Loan.

"IRC" shall mean the Internal Revenue Code of 1986, and any successor thereto.

"IRS" shall mean the Internal Revenue Service, or any successor thereto.

"Lender" shall mean GE Capital, Comerica, and, if at any time such Lenders shall decide to assign or syndicate all or any of the Obligations, such term shall include such assignee or such other members of the syndicate.

"LIBOR" means for each LIBOR Period, a rate of interest determined by Agent equal to:

          (a) the offered rate for deposits in Dollars for the applicable LIBOR Period which appears on the Bloomberg Screen (displaying an average of quotations for British Bankers Association LIBOR Rates for the relevant time period), quoted as of 11:00 a.m. London Time on the second full LIBOR Calculation Day next preceding the first day of each LIBOR Period; divided by

          (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of Reserve Requirements in effect on the day which is two (2) LIBOR Calculation Days prior to the beginning of such LIBOR Period.

     If such interest rates shall cease to be available from the Bloomberg Screen, the LIBOR Rate shall be that which appears on Telerate Page 3750 as the

"British Bankers Association Interest Settlement Rate" as of 11:00 a.m. London time, on the day that is two (2) LIBOR Calculation Days prior to the beginning of such LIBOR Period.

"LIBOR Business Day" means a Business Day on which banks in the cities of London and New York are generally open for interbank transactions.

"LIBOR Calculation Day" means a day on which banks in the city of London are generally open for interbank transactions.

"LIBOR Period" means each period commencing on a LIBOR Business Day and ending one (1) or three (3) months thereafter as selected by Borrower pursuant to
Section 1.5(f); provided that the foregoing provision relating to LIBOR Periods is subject to the following:

          (a) the initial LIBOR Period for each Loan shall commence on the Funding Date of the Loan and shall end three (3) months thereafter;

          (b) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

          (c) any LIBOR Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date; and

          (d) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month.

"License" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Person.

"Lien" shall mean any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

"Loan" shall mean the loan in the amount specified in and evidenced by the Notes, and made to Borrower under the terms of the Agreement, and any renewals, extensions, revisions, modifications or replacements therefor or thereof.

"Loan Documents" shall mean the Agreement, the Notes, the Financial Statements, the Power of Attorney, and the other documents and instruments listed in Schedule D, and all documents, instruments, certificates, and notices at any time delivered by Agent, the Collateral Agent, each of the Lenders and any Credit Party in connection with any of the foregoing.

"Material Adverse Effect" shall mean: (i) a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Borrower or any other Credit Party or the industry within which Borrower or any other Credit Party operates, (b) Borrower's or any other Credit Party's ability to pay or perform the Obligations under the Loan Documents to which such Credit Party is a party in accordance with the terms thereof, (c) the Collateral or the Collateral Agent's Liens on the Collateral or the priority of any such Lien, or
(d) Agent's, Collateral Agent's and the Lenders' rights and remedies under the Agreement and the other Loan Documents; or (ii) the incurrence by any Credit Party of any liability, contingent or liquidated, which has an actual or estimated incurrence of liability, or dollar exposure of loss, greater than (X) U.S. $1,000,000 in the case of Borrower, and (Y) U.S.
$300,000 in the case of any other Credit Party.

"Material Subsidiary" shall mean any Subsidiary of Borrower that has achieved, as of the date of any determination thereof, a net book value equal to or greater than five percent (5%) of Borrower's consolidated Tangible Net Worth, based upon Borrower's most recently delivered Financial Statements.

"Maturity Date" has the meaning specified in Section 1.2.

"Mexican Operating Subs" shall mean collectively, the following Mexican corporations: Elamex de Juarez, S.A. de C.V., Electronica Alcazar, S.A. de C.V., Elamex de Nuevo Laredo, S.A. de C.V., Elamex de Occidente, S.A. de C.V., Manufacturas de Tamaulipas, S.A. de C.V. and Manufacturas del Noreste, S.A. de C.V.

"Mexico" has the meaning set forth in the preamble hereto.

"Minimum Actionable Amount" shall mean U.S.$500,000.

"Multiemployer Plan" shall mean a "multiemployer plan," as defined in Section 4001(a) (3) of ERISA, to which Borrower, any other Credit Party or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

"Notes" shall mean the promissory notes of Borrower, in the form of Exhibit A hereto, delivered hereunder and payable to the order of the registered holder thereof.

"Obligations" shall mean all loans, advances, debts, expense reimbursement, fees, liabilities, and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower and any other Credit Party to Agent, Collateral Agent or any Lender, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, whether under this Agreement or any of the Loan Documents, and all covenants and duties regarding such amounts. This term includes all principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy, or for the reorganization of Borrower), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to Borrower under any of the Loan Documents, and all principal and interest due in respect of the Loans.

"Operating Account" shall have the meaning assigned to it in Section 6.4.

"Patent License" shall mean rights under any written agreement now owned or hereafter acquired by any Person granting any right with respect to any invention on which a Patent is in existence.

"Patents" shall mean all of the following in which any Person now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

"Payment Source Agreement" shall mean the Payment Source Agreement dated the date hereof by and among Borrower, the Lenders, the Collateral Agent and the Servicer (as defined therein) substantially in the form of Exhibit D hereto.

"PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

"Permitted Encumbrances" shall mean the following encumbrances: (i) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 3.11(b); (ii) pledges or deposits securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Borrower is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of Borrower; (v) inchoate and unperfected workers', mechanics', suppliers' or similar liens arising in the ordinary course of business; (vi) carriers', warehousing or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable in an outstanding aggregate amount not in excess of U.S.$50,000 at any time; (vii) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which Borrower is a party;
(viii) any attachment or judgment lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay; (ix) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates, (x) Purchase Money Liens securing Purchase Money Indebtedness (or rent) to the extent permitted under Section 5(c)(ii) of the Agreement; (xi) Liens disclosed in the Disclosure Schedule on the Effective Date and approved by Lender; and (xii) Liens in favor of Collateral Agent securing the Obligations.

"Person" shall mean any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether foreign, Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person's successors and assigns.

"Plan" shall mean, with respect to Borrower or any other Credit Party, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which Borrower or any other Credit Party maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

"Pledge  Agreement"  shall mean the Pledge  Agreement dated the date hereof from
Elamex  USA  to  the  Collateral   Agent,   for  the  benefit  of  the  Lenders,
substantially in the form annexed as Exhibit C.

"Pledged Shares" shall mean the shares of Precision Tool pledged by Elamex USA to the Collateral Agent, to the benefit of the Lenders, pursuant to the Pledge Agreement.

"Pledged Shares Value" shall mean, on any date of the determination thereof, the most recently determinations of the Dollar sum of (A) (i) Precision Tool's EBITDA for the preceding four (4) most recently ended consecutive Fiscal Quarters multiplied by (ii) five (5) minus (B) Precision Tool's outstanding Funded Debt plus (C) Precision Tool's cash or cash equivalents. The Pledged Shares Value shall be determined by Agent every three (3) months (or more frequently at the request of any Lender) based upon the Borrower's most recently delivered quarterly Financial Statements.

"Precision Tool" shall mean Precision Tool, Die and Machine Company, Inc., a Kentucky corporation.

"Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include: (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower or any other Credit Party from time to time with respect to any Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to Borrower or any other Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority);
(iii) any claim of Borrower or any other Credit Party against third parties (a) for past, present or future infringement of any Intellectual Property or (b) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License; (iv) any recoveries by Borrower or any other Credit Party against third parties with respect to any litigation or dispute concerning any Collateral; and (v) any and all other amounts from time to time paid or payable under or in connection with any Collateral, upon disposition or otherwise.

"Projections" shall mean as of any date the consolidated and consolidating balance sheet, statements of income and cash flow for Borrower and its Subsidiaries (including forecasted Capital Expenditures) (i) by month for the next Fiscal Year, and (ii) by year for the following three Fiscal Years, in each case prepared in a manner consistent with GAAP and accompanied by senior management's discussion and analysis of such plan.

"Purchase Money Indebtedness" shall mean (i) any Indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset, (ii) any Indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (iii) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

"Purchase Money Lien" shall mean any Lien upon any fixed assets which secures the Purchase Money Indebtedness related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures such Purchase Money Indebtedness.

"Qualified Plan" shall mean a Plan which is intended to be  tax-qualified  under
Section 401(a) of the IRC.

"Receivables" shall mean all Accounts arising from the sale of goods or services to the Receivable Obligors by Borrower, which Receivables have been assigned to the Collateral Agent pursuant to the Assignment and Security Agreement and Payment Source Agreement.

"Receivable Obligors" shall mean those persons listed on Schedule 1 to the Assignment and Security Agreement and Exhibit A of the Payment Source Agreement.

"Receivable Obligor Contract" means any and all contracts, memoranda of understanding, or other agreements now or hereafter existing between Borrower and any Receivable Obligor relating to the Receivables.

"Receivables Value" shall mean, on any date of the determination thereof, the sum of (A) the Dollar value of the Eligible Receivables multiplied by (B) 80% (or such other percentage rate as the Lenders in their sole discretion may determine), as more particularly set forth in the officer's certificate most recently delivered by Borrower in accordance with Section 4.1(c) (or as otherwise determined by Collateral Agent), which officer's certificate will be delivered together with the Receivables Value Calculation Reports attached hereto as Exhibit F.

"Registered Entity" means an entity registered as a financial institution with the Ministry of Finance and Public Credit of Mexico for purposes of Article 154 of the Mexican Income Tax Law, for which the applicable withholding tax rate as of the date hereof is 4.9%.

"Release" shall mean, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

"Renewal Fee" shall have the meaning assigned to it in Schedule C.

"Reserve Account" shall have the meaning assigned to in Section 6.5.

"Reserve Account Balance" shall mean the Dollar value of the amount on deposit in the Reserve Account.

"Reserve   Requirements"   means   reserve   requirements    (including   basic,
supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Federal Reserve Board) which are required to be maintained by a member bank of the Federal Reserve System.

"Restricted Payment" shall mean: (i) the declaration or payment of any dividend or the occurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of Borrower's or any other Credit Party's Stock; (ii) any payment on account of the purchase, redemption, defeasance or other retirement of Borrower's or any other Credit Party's Stock or Indebtedness other than (a) that arising under the Agreement or (b) if no

Default shall have occurred and be continuing, or shall be caused thereby, interest and principal, when due, under Indebtedness described in Disclosure Schedule (3.8) or otherwise permitted under Section 5(c)(ii) of the Agreement, without acceleration or modification of the amortization as in effect on the Effective Date, or any other payment or distribution made in respect thereof, either directly or indirectly; or (iii) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person which is not expressly and specifically permitted in the Agreement; provided, that (A) no payment to Agent Collateral Agent or any Lender shall constitute a Restricted Payment and (B) the declaration or payment of any dividend in respect of Borrower's or any other Credit Party's Stock shall not be a Restricted Payment so long as before and after giving effect thereto, no Default or Event of Default shall exist or be continuing;

"Retiree Welfare Plan" shall refer to any Plan which is a "welfare plan," as defined in Section 3(1) of ERISA, providing for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to
Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

"SAR" shall mean Sistema del Ahorro para el Retiro.

"Schedule of Documents" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Loan Documents and the transactions contemplated thereunder, substantially in the form of Schedule D.

"Stock" shall mean all certificated and uncertificated shares, options, warrants, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of
1934).

"Stock Purchase Agreement" shall mean the Stock Purchase Agreement between Elamex, S.A. de C.V. and the Sellers named therein, to be executed in connection with the purchase of 100% of Precision Tool.

"Stockholder" shall mean each holder of Stock of Borrower or any other Credit Party.

"Subject Property" shall have the meaning assigned to it in Section 3.17(a).

"Subsidiary" shall mean, with respect to any Person, (i) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (ii) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person has an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner.

"Take-Out Financing" shall mean any subsequent refinancing of the Loan provided by the Lenders on or before July 31, 2000, which refinancing each Lenders may provide subject to its sole and absolute discretion after obtaining internal credit approval.

"Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of each Lender.

"Term Loan Rate" shall have the meaning assigned to it in Section 1.5(a).

"Termination  Date"  shall  mean  the  date on  which  the  Loan  and any  other
Obligations under the Agreement are indefeasibly paid in full, in cash, and Borrower shall have no further right to borrow any moneys or obtain other credit extensions or financial accommodations under the Agreement.

"Title IV Plan" shall mean an  "employee  pension  benefit  plan," as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan), which is covered by Title IV of ERISA, and which Borrower, any other Credit Party or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

"Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by any Person granting any right to use any Trademark or Trademark registration.

"Trademarks" shall mean all of the following now owned or hereafter acquired by any Person: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country or any political subdivision thereof, and (ii) all reissues, extensions or renewals thereof.

"Transaction Summary" shall mean the Transaction Summary set forth in the Recitals to the Agreement.

"Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (i) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for such Title IV Plan determined on the basis of a shutdown of the employees thereunder and using the actuarial assumptions in effect for funding purposes under such Title IV Plan, and (ii) for a period of five (5) years following a transaction which could be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by Borrower, any other Credit Party or any ERISA Affiliate as a result of such transaction.

"U.S." shall mean the United States of America.

"Withdrawal Liability" shall mean, at any time, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA, and any increase in contributions pursuant to Section 4243 of ERISA with respect to all Multiemployer Plans.

Any accounting term used in the Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the Effective Date unless Borrower, Agent and the Lenders shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. All other undefined terms contained in the Agreement or the other Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code. The words "herein," "hereof" and "hereunder" or other words of similar import refer to the Agreement as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (b) the term "or" is not exclusive; (c) the term "including" (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; (e) all references in the Agreement or in the Schedules to the Agreement to sections, schedules, disclosure schedules, exhibits, and attachments shall refer to the corresponding sections, schedules, disclosure schedules, exhibits, and attachments of or to the Agreement; and (f) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

                                SCHEDULE C - FEES

EFFECTIVE DATE CLOSING FEE: An amount equal to U.S.$110,000.00 to be paid ratably to each Lender based on such Lender's share of the total Commitments.

FUNDING DATE CLOSING FEE: An amount equal to U.S.$40,000.00 to be paid ratably to each Lender based on such Lender's share of the total Commitments.

RENEWAL FEE:

If the Borrower elects to extend the Maturity Date as set forth in the definition thereof and in Section 1.2, an amount equal to U.S. $150,000.00 for the ratable account of each Lender; the Renewal Fee is payable prior to the extension of the Maturity Date in immediately available funds.

EXPENSES: Borrower will pay to Agent, the Collateral Agent and the Lenders on demand all costs incurred in connection with: (a) the preparation, negotiation, execution, delivery, performance and enforcement of the Loan Documents; (b) collection (including the fees and expenses of all special counsel, advisors, consultants (including environmental and management consultants) and auditors retained in connection therewith), including deficiency collections; (c) the forwarding to Borrower or any other Person on behalf of Borrower by Lender of the proceeds of the Loan (including by wire transfer); (d) any amendment, extension, modification or waiver of, or consent with respect to any Loan Document or advice in connection with the administration of the Loan or the rights thereunder; (e) any litigation, contest, dispute, suit, proceeding or action (whether instituted by or between any combination of Agent, Collateral Agent, any Lender, Borrower or any other Person or Persons), and an appeal or review thereof, in any way relating to the Collateral, any Loan Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise; and (f) any effort (i) to monitor the Loan, (ii) to evaluate, observe or assess Borrower or any other Credit Party or the affairs of such Person, and (iii) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral, including with respect to all of the foregoing: the fees, costs and expenses of attorneys, accountants, environmental advisors, appraisers, investment bankers, management and other consultants, and paralegals; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

                                   SCHEDULE D
                              SCHEDULE OF DOCUMENTS


     The effectiveness of this Agreement is subject to satisfaction of the condition precedent that Agent shall have received the following, each, unless otherwise specified below or the context otherwise requires, dated the Effective Date, in form and substance satisfactory to Agent, the Collateral Agent and the Lenders and its counsel, unless the context otherwise requires or as otherwise specified below:


I. PRINCIPAL LOAN DOCUMENTS.

     A. Agreement. The Loan Agreement duly executed by Borrower and the other Credit Parties.

     B. Assignment and Security Agreement. The Assignment and Security Agreement duly executed by Borrower and the Collateral Agent.

     C. Guaranty. A Guaranty duly executed by each Guarantor.


II. DOCUMENTS DELIVERED BY BORROWER.

     Secretary Certificate. A Secretary Certificate in the form of Exhibit B to the Agreement duly completed and executed by the Secretary of each Credit Party, together with all attachments thereto.

                                   SCHEDULE E
                               FINANCIAL COVENANTS

     Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:


1. Maximum Leverage Ratio. Borrower and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter from and after the Fiscal Quarter ending June 30, 1999, a Leverage Ratio not in excess of 2.7 to 1.0 for the period of the four (4) most recently ended consecutive Fiscal Quarters.

          "Leverage Ratio" shall mean, with respect to any Person as of any date of determination, the ratio of (a) the sum of (i) Funded Debt less
          (ii) cash or cash equivalent, to (b) EBITDA.

          "Funded Debt" shall mean, with respect to any Person, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and which by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, the Obligations.

          "EBITDA" shall mean, with respect to any Person for any fiscal period, Consolidated Net Income for such period plus, in each case to the extent deducted in determining such Consolidated Net Income for such period, the sum of the following: (i) Consolidated Net Interest Expense, (ii) consolidated income or asset tax expense, (iii) consolidated profit sharing provisions, (iv) consolidated depreciation and amortization expense and (v) any other non-cash expenses, losses and charges, minus any other non-cash gains (vi) an extraordinary expenses, losses and charges minus any extraordinary gains (as determined in accordance with GAAP).

          "Consolidated Net Income" means with respect to a Person, for any period, the aggregate of net income of any Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Interest Expense" means for any period, the amount of interest expense, both expensed and capitalized ( including, without limitation, the interest component of capitalized leases), minus the interest income of any Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of their indebtedness, determined on a consolidated basis in accordance with GAAP.

2. Minimum Tangible Net Worth. (a) Borrower and its Subsidiaries on a consolidated basis shall maintain at all times Tangible Net Worth equal to or greater than U.S.$45,000,000.

          (b) Precision Tool shall maintain at all times a Tangible Net Worth equal to or greater than U.S.$5,500,000.

          "Tangible Net Worth" shall mean, with respect to any Person at any date, the Net Worth of such Person at such date, excluding, however, from the determination of the total assets of Borrower at such date,
          (a) all goodwill, capitalized organizational expenses, capitalized research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other intangible items, (b) all unamortized debt discount and expense, (c) treasury Stock, and (d) any write-up in the book value of any asset resulting from a revaluation thereof.

          "Net Worth" shall mean, with respect to any Person as of any date of determination, the book value of the assets of such Person, minus (a) reserves applicable thereto, and minus (b) all of such Person's liabilities on a consolidated basis (including accrued and deferred income taxes), all as determined in accordance with GAAP.

3. Minimum Interest Coverage Ratio. Borrower and its Subsidiaries on a consolidated basis shall have at the end of each Fiscal Quarter set forth below, an Interest Coverage Ratio for the 12-month period then ended of not less than 2.5 to 1.0.

          "Interest Coverage Ratio" shall mean, with respect to any Person for any period, the ratio of (a) the sum of (i) EBITDA less (ii) Cash Dividends to (b) Interest Expense.

          "Cash Dividends" shall mean, with respect to any Person for any fiscal period, all dividends or distributions in respect of such Person's Stock paid in the form of cash or cash equivalents.

          "Interest Expense" shall mean, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, in any event, interest expense with respect to any Funded Debt of such Person.

4. Minimum Current Ratio. Borrower and its Subsidiaries on a consolidated basis shall maintain at all times a Current Ratio of not less than 1.25 to 1.0.

          "Current Ratio" shall mean, with respect to any Person as of any date of determination, the ratio of (a) Current Assets, to (b) Current Liabilities.

          "Current Assets" shall mean, with respect to any Person, all current assets of such Person as of any date of determination calculated in accordance with GAAP.


          "Current Liabilities" shall mean, with respect to any Person, all liabilities which should, in accordance with GAAP, be classified as current liabilities, and in any event shall include all Indebtedness payable on demand or within one year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, and the current portion of long-term debt required to be paid within one year.

5. Minimum Receivables Collection Ratio. The Receivables Collection Amount shall not be less than U.S. $4,500,000 on any date of the determination thereof.

          "Receivables Collection Amount" shall mean the aggregate, for any calendar month, of all amounts paid by the Receivable Obligors pursuant to the Receivable Obligor Contracts.

                                  Schedule 1.1
                     Lender's And Borrowers Representatives
                             For Notices, Addresses



GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

Name:          Della Arkison
Title:         Administrative Assistant

Address:       201 High Ridge Road
               Stamford, CT  06927

Telephone:     (203) 316-7501
Facsimile:     (203) 316-7886

With copies to:

Name:          Arturo Romero/Ricardo Garza
Title:         Director of Portofolio Accounts/Account Manager

Address:       Prol. Av. Reforma 490 3rd Floor
               Col. Santa Fe  01217
               Mexico, D.F.
               Mexico

Telephone:     011-525-257-6200
Facsimile:     011-525-257-6027



GENERAL ELECTRIC CAPITAL CORPORATION, as Lender

Name:          Della Arkison
Title:         Administrative Assistant

Address:       201 High Ridge Road
               Stamford, CT  06927

Telephone:     (203) 316-7501
Facsimile:     (203) 316-7886

With copies to:

Name:          Arturo Romero/Ricardo Garza
Title:         Director of Portofolio Accounts/Account Manager

Address: Prol. Av. Reforma 490 3rd Floor
               Col. Santa Fe  01217
               Mexico, D.F.
               Mexico

Telephone:     011-525-257-6200
Facsimile:     011-525-257-6027


COMERICA BANK, as Lender

Name:          Juan Carlos Sanchez
Title:         Assistant Vice President

Address:       6260 E. Mockingbird Ln, 2nd Floor
               Dallas, TX  75214

Telephone:     (214) 828-5967
Facsimile:     (214) 827-9817

With copies to:

Name:          C. Antoine Marchand
Title:         First Vice President

Address:       6260 E. Mockingbird Ln, 2nd Floor
               Dallas, TX  75214

Telephone:     (214) 828-5994
Facsimile:     (214) 827-9817


COMERICA BANK, as Collateral Agent

Name:          Juan Carlos Sanchez
Title:         Assistant Vice President

Address:       6260 E. Mockingbird Ln, 2nd Floor
               Dallas, TX  75214

Telephone:     (214) 828-5967
Facsimile:     (214) 827-9817

With copies to:

Name:          C. Antoine Marchand/Maria Ali
Title:         First Vice President

Address:       6260 E. Mockingbird Ln, 2nd Floor
               Dallas, TX  75214

Telephone:     (214) 828-5994
Facsimile:     (214) 827-9817

ELAMEX, S.A. DE C.V.
ELAMEX DE JUAREZ, S.A. DE C.V.
ELAMEX DE NUEVO LAREDO, S.A. DE C.V.
ELAMEX DE OCCIDENTE, S.A. DE C.V.
ELECTRONICA ALCAZAR, S.A. DE C.V.
MANUFACTURAS DE TAMAULIPAS, S.A. DE C.V.
MANUFACTURAS DE NORESTE, S.A. DE C.V.
ELAMEX USA, CORP.
         c/o ELAMEX, S.A. DE C.V.
         Avenida Insurgentes 4145-C Col. El Colegio
         CP 32340
         Cd. Juarez, Chihuahua
         Mexico
         Attention:  Daniel Cruz
         Telephone:
         Facsimile:

                                  SCHEDULE 1.2

                              ELIGIBLE RECEIVABLES


The  Receivables   constituting  Eligible  Receivables  shall  not  include  any
Receivable:

     (a) that does not arise from the sale of goods or the performance of services by Borrower in the ordinary course of Borrower's business;

     (b) upon which (i) Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) Borrower is not able to bring suit or otherwise enforce its remedies against the Receivable Obligor through judicial process;

     (c) (i) against which any defense, counterclaim or setoff, whether well-founded or otherwise, is asserted against such Receivables or (ii) which are "contra" Receivables.

     (d) that is not a true and correct statement of a bona fide indebtedness incurred in the amount of the Receivables for merchandise sold or services performed and accepted by the Receivable Obligor obligated upon such Receivables;

     (e) with respect to which an invoice, acceptable to the Lenders in form and substance, has not been sent;

     (f) that is not owned by Borrower or is subject to any right, claim, or interest of another Person, other than the Lien in favor of Collateral Agent;

     (g) that arises from a sale to or performance of services for an employee, Affiliate, Subsidiary or stockholder of Borrower or any other Credit Party, or an entity which has common officers or directors with Borrower;

     (h) that is the obligation of an Receivable Obligor that is the federal government of the U.S. or a political subdivision thereof, unless the Lenders have agreed to the contrary in writing and Borrower has complied with the Federal Assignment of Claims Act of 1940 with respect to such obligation;

     (i) that is the obligation of a Receivable Obligor located in a country other than the U.S. unless such Receivables are supported by a letter of credit acceptable to the Lenders;

     (j) that is the obligation of a Receivable Obligor to whom Borrower is or may become liable for goods sold or services rendered by the Receivable Obligor to Borrower, to the extent of Borrower's liability to such Receivable Obligor;

     (k)  that  arises  with   respect  to  goods  which  are   delivered  on  a
cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Receivable Obligor may be conditional;

     (l) that is an obligation for which the total unpaid Receivables of the Receivable Obligor exceed 20% of the aggregate of all Receivables, to the extent of such excess;

     (m) that is in default; provided, that Receivables shall be deemed in default upon the occurrence of any of the following:

          (i) the Receivables are not paid within 60 days from its due date or 90 days from their invoice date;

          (ii) the Receivable Obligor obligated on such Receivables suspends business, makes a general assignment for the benefit of creditors, or fails to pay its debts generally as they come due; or

          (iii) a petition is filed by or against any Receivable Obligor obligated upon such Receivables under any bankruptcy law or any other national, state or provincial receivership, insolvency relief or other law or laws for the relief of debtors;

     (n) that is the obligation of an Receivable Obligor that is in default (as defined in subparagraph (m) above) on 50% or more of the Receivables upon which such Receivable Obligor is obligated;

     (o) that arises from any bill-and-hold or other sale of good which remain in Borrower's possession or under Borrower's control;

     (p) as to which Collateral Agent's interest herein is not a first priority perfected security interest;

     (q) to the extent that such Receivables exceed any credit limit established by the Lenders in the Lenders' sole discretion, which discretion shall be exercised reasonably based on such credit and collateral considerations as the Lenders may reasonably deem appropriate;

     (r) as to which any of Borrower's representations or warranties pertaining to Receivables are untrue;

     (s) that represents interest payments or service charges owing to Borrower; or

     (t) that is not otherwise acceptable in the sole discretion of the Lenders, which discretion shall be exercised reasonably based on such credit and collateral considerations as the Lenders may reasonably deem appropriate;

provided, that the Lenders shall have the right to create and adjust eligibility standards and related reserves from time to time in its sole judgment.

                                    Exhibit A
                                                   FORM OF NOTE

                                    Exhibit B
                             Secretarial Certificate

The undersigned hereby certifies that he or she is the duly elected and acting Secretary or Assistant Secretary of [insert Credit Party] a corporation organized under the laws of the ____________ ("[the Credit Party]"), and as such is the custodian of [the Credit Party]'s Books and Records and is authorized to execute and deliver this Certificate in connection with the Loan being made to [Elamex, S.A. de C.V./Borrower] by General Electric Capital Corporation, and Comerica Bank, each as Lender under the Loan Agreement ("Agreement") dated as of July__, 1999. Capitalized terms not defined in this Certificate shall have the meanings ascribed to them in the Agreement. In order to induce General Electric Capital Corporation and Comerica Bank, each to execute the Agreement, the undersigned certifies (in his or her secretarial capacity, and on behalf of [the Credit Party]) as follows:



1. Attached as Attachment 1 hereto is a full, complete, and correct copy of [the Credit Party]'s [articles or certificate of incorporation] or other creating instrument ("Charter") as filed and recorded with the [________________________________], which Charter has not been rescinded or amended and remains in full force and effect in its entirety.



2. Attached as Attachment 2 is a copy of a written confirmation from the _________________, the dated [______________], confirming that the Charter of
[the Credit Party] in the form of Attachment 1 remains on file and that Borrower is a corporation in good standing in the [___________________].



3. Attached as Attachment 3 is a copy of the [By-Laws/estatutos] of [the Credit Party], and as of the Effective Date the [By-Laws/estatutos] are in full force and effect and have not been amended or rescinded.



[4. Attached as Attachment 4 are copies of good standing certificates dated not more than 30 days prior to the Effective Date for each state or jurisdiction in which Elamex USA does business confirming that Elamex USA is qualified to engage in business in such jurisdiction and such qualification is in good standing.]



5. Attached as Attachment 5 are copies of the Resolutions of the Board of Directors (or equivalent) of ___________ duly adopted by [the Credit Party]'s Board of Directors in a meeting duly called upon proper notice, or by written consent in conformity with the corporate and other laws of the
[___________________] and with [the Credit Party]'s Charter and [By-Laws/estatutos], which Resolutions authorize (a) [the Credit Party] to execute and deliver the Loan Documents and to borrow the funds intended to be borrowed thereunder, and (b) the officers of [the Credit Party] to execute and deliver the Loan Documents. There is no provision of [the Credit Party]'s Charter or [By-Laws/estatutos] limiting or contravening the Resolutions attached as Attachment 5, which Resolutions are fully in conformity with [the Credit Party]'s Charter and [By-Laws/estatutos] and the proper proceedings of its Board of Directors.

6. The undersigned officers and employees of [the Credit Party] have been elected to the positions set opposite their respective names below, are qualified to act in such capacities and to execute and deliver the Loan Documents on behalf of [the Credit Party], and the signature set opposite each name is the authentic signature of such officer or employee:



         NAME                       OFFICE                    SIGNATURE

----------------------   -------------------------   -------------------------

----------------------   -------------------------   -------------------------

----------------------   -------------------------   -------------------------



7. Attached as Attachment 7 are copies of powers of attorney evidencing the authority of the officers and employees of [the Credit Party] set forth in paragraph 6 above to execute the Loan Documents on behalf of [the Credit Party]. [NEED for the Mexican Operating Subs and Borrower.]



The individual identified by [the Credit Party] as [the Credit Party]'s Representative in Schedule 1.1 is [NEED: Notice Person (name) for [the Credit Party]],whose signature appears above.

IN WITNESS  WHEREOF,  the undersigned  have executed this  Certificate on [USES:
Date of Loan Agreement].


                           -------------------------------
                           Name:
                           Secretary of  [the Credit Party]

The Undersigned, the Chief Executive Officer of [the Credit Party], hereby certifies that ___________________________ is the Secretary of [the Credit Party] and is authorized to execute and deliver this Certificate.

                           ----------------------------------
                           Name:
                           Date:  July ___, 1999

                                    Exhibit C
                            Form of Pledge Agreement

                                    Exhibit D
                        Form of Payment Source Agreement

                                    Exhibit E
                    Form of Assignment and Security Agreement